Exhibit 4.6

BANK CREDIT NOTE NO. [•]

[Non Negotiable]

This “Bank Credit Note No. [•]” (“CCB”) is issued, pursuant to Law No. 10,931, dated August 2, 2004, by, as issuer and borrower:

SKY SERVIÇOS DE BANDA LARGA LTDA., a limited liability company with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 12.901, 14º andar, sala A, Torre Norte, enrolled with the CNPJ (as defined below) under No. 00.497.373/0001-10, represented pursuant to its articles of association (“Borrower”);

In favor of:

[BANCO CITIBANK S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Paulista 1111, 2º andar, parte, enrolled with the CNPJ under No. 33.479.023/0001-80 (“Lender”, which definition includes any successor, endorsee, assignee or acquirer of this CCB);]

{or}

[GOLDMAN SACHS DO BRASIL BANCO MÚLTIPLO S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Rua Leopoldo Couto Magalhães Jr. 700, 16º andar (parte), 17º andar e 18º andar (parte), enrolled with the CNPJ under No. 04.332.281/0001-30 (“Lender”, which definition includes any successor, endorsee, assignee or acquirer of this CCB);]

{or}

[BANCO J.P. MORGAN S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Brigadeiro Faria Lima 3729, 6º, 7º e 10º ao 15º andares, enrolled with the CNPJ under No. 33.172.537/0001-98 (“Lender”, which definition includes any successor, endorsee, assignee or acquirer of this CCB);]

{or}

[BANCO MORGAN STANLEY S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Brigadeiro Faria Lima 3600, 6º andar e 8º andar, enrolled with the CNPJ under No. 02.801.938/0001-36 (“Lender”, which definition includes any successor, endorsee, assignee or acquirer of this CCB);]

{or}

[BANCO DO BRASIL S.A., a sociedade de economia mista, a financial institution with its head office in the City of Brasília, Distrito Federal, Brazil, by its branch No. 1911-9 – Corporate SP, Infra. Incorp-SP, in the City of São Paulo, State of São Paulo, Brazil, at Avenida Paulista 1230, 15º andar, Torre Matarazzo, enrolled with the CNPJ under No. 00.000.000/6954-08 (“Lender”, which definition includes any successor, endorsee, assignee or acquirer of this CCB);]

{or}

[BANCO BNP PARIBAS BRASIL S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Presidente Juscelino Kubitschek 510, 10º a 14º andares, enrolled with the CNPJ under No. 01.522.368/0001-82 (“Lender”, which definition includes any successor, endorsee, assignee or acquirer of this CCB);]

{or}

Continuation of “Bank Credit Note No. [•]”.

[BANCO BRADESCO S.A., a financial institution with its head office in the City of Osasco, State of São Paulo, Brazil, at Núcleo Administrativo Cidade de Deus s/n.º, Vila Yara, enrolled with the CNPJ under No. 60.746.948/0001-12 (“Lender”, which definition includes any successor, endorsee, assignee or acquirer of this CCB);]

{or}

[ITAÚ UNIBANCO S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Brigadeiro Faria Lima 3500, 1º, 2º e 3º (parte), 4º e 5º andares, enrolled with the CNPJ under No. 60.701.190/4816-09 (“Lender”, which definition includes any successor, endorsee, assignee or acquirer of this CCB);]

{or}

[BANCO MUFG BRASIL S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Paulista 1274, enrolled with the CNPJ under No. 60.498.557/0001-26 (“Lender”, which definition includes any successor, endorsee, assignee or acquirer of this CCB);]

{or}

[BANCO SAFRA S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Paulista 2100, enrolled with the CNPJ under No. 58.160.789/0001-28 (“Lender”, which definition includes any successor, endorsee, assignee or acquirer of this CCB);]

{or}

[BANCO SANTANDER (BRASIL) S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Presidente Juscelino Kubitschek 2041 e 2235, bloco A, enrolled with the CNPJ under No. 90.400.888/0001-42 (“Lender”, which definition includes any successor, endorsee, assignee or acquirer of this CCB);]

{or}

[BANCO VOTORANTIM S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 14.171, Torre A, 18º andar, enrolled with the CNPJ under No. 59.588.111/0001-03 (“Lender”, which definition includes any successor, endorsee, assignee or acquirer of this CCB);]

And as avalistas:

GLA BRASIL LTDA., a limited liability company with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 12.901, 15º andar, sala A, Torre Norte, enrolled with CNPJ under No. 03.185.731/0001-47, represented pursuant to its articles of association (“GLA”);

PARTEL PARTICIPAÇÕES LTDA., a limited liability company with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 12.901, 14º andar, parte 1, Torre Norte, enrolled with CNPJ under No. 02.620.749/0001-67, represented pursuant to its articles of association (“Partel”);

ACOM COMUNICAÇÕES LTDA., a limited liability company with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 12.901, 14º andar, parte 2, Torre Norte, enrolled with CNPJ under No. 02.126.673/0001-18, represented pursuant to its articles of association (“ACOM Comunicações”);

Continuation of “Bank Credit Note No. [•]”.

ACOM TV LTDA., a limited liability company with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 12.901, 14º andar, parte 3, Torre Norte, enrolled with CNPJ under No. 03.736.351/0001-53, represented pursuant to its articles of association (“ACOM TV”);

BAHIASAT COMUNICAÇÕES LTDA., a limited liability company with its head office in the City of Lauro de Freitas, State of Bahia, Brazil, at Avenida Santos Dumont 4.487, salas 252/253, parte B do Shopping Passeio Norte Km 3,5, Estrada do Coco, enrolled with CNPJ under No. 42.083.519/0001-20, represented pursuant to its articles of association (“Bahiasat”); and

MMDS BAHIA LTDA., a limited liability company with its head office in the City of Lauro de Freitas, State of Bahia, Brazil, at Avenida Santos Dumont 4.487, salas 252/253, parte B do Shopping Passeio Norte Km 3,5, Estrada do Coco, enrolled with CNPJ under No. 04.039.729/0001-22, represented pursuant to its articles of association (“MMDS”);

With the following main terms:

PRINCIPAL AMOUNT: R$[•] ([•] Reais), to be disbursed by the Lender in one single drawdown on the Borrowing Date (as defined below) (“Principal”).

INTEREST: interest corresponding to 100% (one hundred percent) of the accrued variation of the daily average rate of overnight interbank deposits (the “DI – Depósitos Interfinanceiros de um dia, over extra-grupo”), expressed in the form of a percentage per annum, based upon a 252 (two hundred fifty-two) business day year, calculated and published daily by B3, at its daily communicatory available in its website (http://www.cetip.com.br, or the website that replaces it) (“DI Rate”), plus the rate per annum of 1.75% (one and seventy-five hundredths percent), based upon a 252 (two hundred fifty-two) business day year, or the equivalent thereof based upon a 360 (three hundred sixty) day year, calculated exponentially and cumulatively and pro rata temporis per Business Day or calendar day, as the case may be, based on the method of calculation, elapsed from the Borrowing Date (as defined below) or the immediately preceding Interest Payment Date (as defined below), as the case may be, to the date of actual payment (“Interest”).

ISSUE DATE OF THIS CCB: April 9, 2018.

BORROWING DATE OF THIS CCB: April 11, 2018 (“Borrowing Date”).

MATURITY DATE: April 11, 2023 (or, if such date is not a Business Day (as defined below), the immediately subsequent Business Day) (“Maturity Date”).

[CCB ACCOUNT: checking account of the Borrower No. 001470477, held with branch No. 001 of the Lender (“CCB Account”).]1

{or}

[CCB ACCOUNT: checking account of the Borrower No. 130003638, held with branch No. 2271 of Banco Santander (033) (“CCB Account”).]2

{or}

[CCB ACCOUNT: checking account of the Borrower No. 130003638, held with branch No. 2271 of Banco Santander (033) (“CCB Account”).]3

[1]	CCB Account – Citi.
[2]	CCB Account – Goldman.
[3]	CCB Account – JP.

Continuation of “Bank Credit Note No. [•]”.

{or}

[CCB ACCOUNT: checking account of the Borrower No. 130003638, held with branch No. 2271 of Banco Santander (033) (“CCB Account”).]4

{or}

[CCB ACCOUNT: checking account of the Borrower No. 107.505-5, held with branch No. 1911-9 of the Lender (“CCB Account”).]5

{or}

[CCB ACCOUNT: checking account of the Borrower No. 73885, held with branch No. 0001 of the Lender (“CCB Account”).]6

{or}

[CCB ACCOUNT: checking account of the Borrower No. 271.402-7, held with branch No. 2372 of the Lender (“CCB Account”).]7

{or}

[CCB ACCOUNT: checking account of the Borrower No. 32900-3, held with branch No. 0745 of the Lender (“CCB Account”).]8

{or}

[CCB ACCOUNT: checking account of the Borrower No. 1577-6, held with branch No. 002 of the Lender (“CCB Account”).]9

{or}

[CCB ACCOUNT: checking account of the Borrower No. 10093, held with branch No. 11500 of the Lender (“CCB Account”).]10

{or}

[CCB ACCOUNT: checking account of the Borrower No. 130003638, held with branch No. 2271 of the Lender (“CCB
Account”).]11

{or}

[CCB ACCOUNT: checking account of the Borrower No. 1.050.727-2, held with branch No. 0001 of the Lender (“CCB Account”).]12

PAYMENT OF PRINCIPAL: subject to the payments arising from prepayment, pursuant to Sections 4.4, 4.5 and 4.6 below, and/or acceleration of the Obligations as set forth in this CCB, Principal shall be repaid by the Borrower on the following dates (or, if any such date is not a Business Day, on the immediately following Business Day) and percentages of the original Principal amount thereof on the Borrowing Date:

[4]	CCB Account – Morgan Stanley.
[5]	CCB Account – Banco do Brasil.
[6]	CCB Account – BNP.
[7]	CCB Account – Bradesco.
[8]	CCB Account – Itaú.
[9]	CCB Account – MUFG.
[10]	CCB Account – Safra.
[11]	CCB Account – Santander.
[12]	CCB Account – Votorantim.

Continuation of “Bank Credit Note No. [•]”.

Principal Amortization Date	Principal Amortization Percentage (Based on the Original Principal Amount)
October 11, 2020	16.67%
April 11, 2021	16.67%
October 11, 2021	16.67%
April 11, 2022	16.67%
October 11, 2022	16.67%
Maturity Date	Balance

PAYMENT OF INTEREST: subject to the payments arising from prepayment and/or acceleration of the Obligations as set forth in this CCB, Interest shall be paid quarterly, on day 11 (eleven) of the months of January, April, July and October of each year, commencing on July 11, 2018 (or, if any such date is not a Business Day, on the immediately following Business Day) (each, an “Interest Payment Date”).

IOF: payable pursuant to the applicable law.

DEFAULT CHARGES: as set forth in Section 6.1 below.

PLACE OF PAYMENT: City of São Paulo, State of São Paulo.

GUARANTEE: the payment of all Obligations is irrevocably guaranteed by the Guarantors, pursuant to (i) the Aval Guarantee (as defined below), in the case of the Brazilian Guarantors; and (ii) the Letters of Guarantee (as defined below), in the case of the Offshore Guarantors.

And pursuant to the following terms and conditions:

1.	DEFINITIONS

1.1	Definitions. The terms below are deemed defined terms for purposes of this CCB:

“Acceptable Commitment” has the meaning ascribed thereto in the definition of “Permitted Reinvestment”.

“ACOM Comunicações” has the meaning ascribed thereto in the preamble.

“ACOM TV” has the meaning ascribed thereto in the preamble.

“Administrative Agent” means Oliveira Trust Servicer S.A., a corporation with its branch in the City of São Paulo, State of São Paulo, Brazil, at Rua Joaquim Floriano 1052, 13º andar, enrolled with the CNPJ under No. 02.150.453/0002-00, or whoever replaces it under the terms of the Loan Documents.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of the representations and warranties set forth in this CCB, and for purposes of Section 9.1 below (other than Section 9.1 below, clauses VII and XXI) neither AT&T nor any of its Subsidiaries (other than Vrio and its Subsidiaries) shall be deemed “Affiliates” of the Borrower.

Continuation of “Bank Credit Note No. [•]”.

“Affiliate Transaction” has the meaning ascribed thereto in Section 9.1 below, clause XXI.

“Anti-Corruption Laws” means the Brazilian Federal Law No. 12,846, dated August 1, 2013, Brazilian Decree No. 8,420, dated March 18, 2015, the U.S. Foreign Corrupt Practices Act of 1977, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act of 2010, or any other similar anti-bribery and anti-corruption laws of any other applicable jurisdiction, or the rules or regulations thereunder.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of common law, treaty, order, decree, authorization, approval (including any Governmental Approval), concession, grant, franchise, license, agreement, directive, guideline, guidance, policy, requirement or other governmental restriction or any similar form of decision of, or determination by (or any interpretation or administration of any of the foregoing by), any Governmental Authority, whether in effect as of the date hereof or hereafter.

“Asset Sale” means (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Borrower, any Guarantor or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or (2) the issuance or sale of Equity Interests (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by Applicable Law) of any Restricted Subsidiary (other than preferred stock permitted to be issued hereunder), whether in a single transaction or a series of related transactions;

in each case, other than:

(a)	a disposition of cash or Cash Equivalents or publicly traded securities;

(b)	a disposition of (i) obsolete, damaged or worn out property or equipment, inventory; or (ii) other assets that are no longer used or useful in the conduct of the business of the Bond Issuers and the Restricted Subsidiaries or economically practicable to maintain; provided, that in the case of this clause (ii) assets are disposed of in the ordinary course of business or consistent with past practice or industry practice; or (iii) any sale or disposition of property in connection with scheduled equipment maintenance and facility updates, and the lapse of any patents, trademarks, copyrights and other intellectual property no longer used or useful in the business of the Bond Issuers and the Restricted Subsidiaries;

(c)	a disposition of all or substantially all of the assets of the Bond Issuers or any Restricted Subsidiary in a manner permitted pursuant to Section 9.1 below, clause XX, or any disposition that constitutes a Change of Control;

(d)	the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, in a manner permitted pursuant to, or not prohibited by, Section 9.1 below, clause XVII, or the Bond Indenture;

(e)	any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value not exceeding the greater of (i) US$30,000,000.00 (thirty million Dollars); and (ii) 2% (two percent) of Consolidated Net Tangible Assets (calculated on a pro forma basis for the most recent Test Period on the date of such disposition for which Vrio Financial Statements are available) at any time for any such transaction or series of transactions;

Continuation of “Bank Credit Note No. [•]”.

(f)	any disposition of property or assets between or among the Bond Issuers, the Restricted Subsidiaries and the Guarantors;

(g)	any issuance of securities by a Restricted Subsidiary to the Bond Issuers or another Restricted Subsidiary on a pro rata basis to its equity holders;

(h)	any issue of securities by the Bond Issuers to a Parent Guarantor;

(i)	any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary or a joint venture that is not a Subsidiary, and the sales of assets of Unrestricted Subsidiaries or joint ventures, or Investments therein;

(j)	the unwinding, termination, or settlement of any Swap Agreement;

(k)	the lease, assignment or sub-lease of any real property in the ordinary course of business;

(l)	any lease, assignment, sublease, license or sublicense or consignment of equipment, inventory, software, receivables, intellectual property, general intangibles or other personal property or assets (including spectrum assets) in the ordinary course of business or consistent with past practice or industry practice, including the license or sublicense of software, intellectual property or other general intangibles;

(m)	foreclosures on, condemnation or expropriations of, or other involuntary dispositions of, property, assets or securities including, but not limited to, any transfers without consideration, required to be made by the Bond Issuers or any of their Subsidiaries by any Governmental Authority (including dispositions required by court order or regulatory decree or otherwise compelled or required by regulatory authorities and any disposition of assets resulting from a casualty event or the taking thereof by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to sale thereof to a purchase with such power under an actual threat of such taking) and the lapse of any patents, trademarks, copyrights and other intellectual property no longer used or useful in the business of the Bond Issuers and the Restricted Subsidiaries;

(n)	dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice or in a bankruptcy or similar insolvency proceeding;

(o)	the creation, granting or perfection of a Lien permitted under Section 9.1 below, clause XIX, and any exercise of remedies in respect thereof;

(p)	contractual arrangements under long-term contracts with customers entered into by the Bond Issuers or a Restricted Subsidiary in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement;

(q)	the sale in a Sale and Lease-Back Transaction of any assets acquired within 90 (ninety) days of the acquisition thereof;

(r)	the surrender or waiver of contract rights, expiration or termination or unwinding of contracts, or settlement release or surrender of a contract, tort or litigation claim in the ordinary course of business or consistent with past practice or industry practice;

Continuation of “Bank Credit Note No. [•]”.

(s)	the issuance or sale of directors’ qualifying shares and the issuance, sale or transfer of Equity Interest of Restricted Subsidiaries to foreign nationals to the extent required by Applicable Law;

(t)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986 of the United States of America, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(u)	sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(v)	the disposition of any assets (including Equity Interests) (i) acquired in a transaction permitted under the Loan Documents, which assets are not used or useful in the principal business of the Bond Issuers and the Restricted Subsidiaries; or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Bond Issuer to consummate any acquisition permitted under the Loan Documents.

“AT&T” means AT&T Inc.

“AT&T Indebtedness” means Indebtedness incurred in connection with the Restructuring Transactions owed to AT&T or a Subsidiary of AT&T to be repaid prior to Spin-off.

“AT&T Revolver” means the subordinated revolving credit facility in a principal amount at any time outstanding of up to US$250,000,000.00 (two hundred fifty million Dollars) (or equivalent in other currency) to be provided by AT&T to Vrio or a Subsidiary thereof on and following the Parent IPO, as such facility may be amended, restated, modified, replaced or refinanced from time to time, except for amendments, modifications or other changes to the subordination provisions in a manner adverse to the Lenders.

“Authorized Officer” means, with respect to a corporation, partnership or limited liability company, an officer of such Person duly authorized to act on behalf of such Person.

“Aval Guarantee” means the aval on this CCB by the Brazilian Guarantors.

“B3” means B3 S.A. – Brasil, Bolsa, Balcão or B3 S.A. – Brasil, Bolsa, Balcão, Segmento CETIP UTVM, as applicable.

“Bahiasat” has the meaning ascribed thereto in the preamble.

“BNDES” means Banco Nacional de Desenvolvimento Econômico e Social – BNDES.

“Board of Directors” means (1) with respect to a corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to the Bond Issuers or a Subsidiary, a duly adopted resolution of the Boards of Directors of the Bond Issuers or such Subsidiary as the case may be, or any committee thereof.

Continuation of “Bank Credit Note No. [•]”.

“Bond Financing” means the issuance of senior notes in the international capital markets, conducted by the Bond Issuers, in the aggregate principal amount of US$1,000,000,000.00 (one billion Dollars), in two tranches, pursuant to the Bond Indenture.

“Bond Indenture” means the Indenture, dated as of April 5, 2018, among the Bond Issuers, Vrio, Vrio Holdco and the subsidiaries of Vrio from time to time parties thereto as guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee, registrar, paying agent and transfer agent, and TMF Group New York, LLC and/or its affiliates, as collateral agent.

“Bond Issuers” means Vrio Finco 1 and Vrio Finco 2.

“Borrower” has the meaning ascribed thereto in the preamble.

“Borrower Financial Statements” has the meaning ascribed thereto in Section 10.1 below, clause I.

“Borrowing Date” has the meaning ascribed thereto in the preamble.

“Brazilian General Telecommunications Consumers Regulation” means Law No. 9,472, dated July 15, 1997.

“Brazilian Guarantors” or “Avalistas” means GLA, Partel, ACOM Comunicações, ACOM TV, Bahiasat, MMDS and each Subsidiary that becomes an Avalista or a Brazilian Guarantor after the Borrowing Date pursuant to the Loan Documents.

“Break Funding Cost” means, if the prepayment occurs on any day other than on an Interest Payment Date, the amount informed by the Lender in connection for reasonable financial loss actually incurred by the Lender as a result of the timing of the prepayment or such failure, or as a result of liquidating or employing deposits from third parties, provided that the Lender shall have delivered to the Borrower a certificate as to the amount of such loss, which certificate shall provide clear detail as to the calculation of such loss.

“Business Day” means (i) with respect to any payment obligation, any day other than a Saturday, a Sunday, a declared holiday in the City of São Paulo, State of São Paulo, or a declared national holiday in Brazil; and (ii) with respect to any non-payment obligation, in addition to clause (i), any day on which banking institutions in the City of New York, State of New York, United States, are authorized to remain open or not required by law to remain closed.

“Calculation Spreadsheets” means the demonstrative spreadsheets of this CCB, prepared by the Lender in a clear and understandable manner and in detail, which shall form an integral part of this CCB for all legal purposes and effects.

“Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (as in effect on the Borrowing Date) and, for the purposes of the Loan Documents, the amount of such obligations will be the capitalized amount thereof determined in

Continuation of “Bank Credit Note No. [•]”.

accordance with GAAP (as in effect on the Borrowing Date and with all amounts calculated without giving effect to any change in accounting for leases pursuant to GAAP, including, without limitation, resulting from the implementation of proposed changes to (x) Accounting Standards Codification Topic 840, Leases, by the Exposure Draft issued by the FASB and IASB on August 17, 2010 (and related updates and changes to the Exposure Draft), or any successor proposal, or (y) Accounting Standards Codification Topic 842, Leases, by the Exposure Draft issued by the FASB and IASB on May 16, 2013 (and related updates and changes to the Exposure Draft)). For purposes of Section 9.1 below, clause XIX, a Capitalized Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Cash Equivalents” means:

(1)	(a) Dollars; or (b) in the case of a Bond Issuer or any Subsidiary organized outside the United States, such currencies held by it from time to time in the ordinary course of business and not for speculation;

(2)	U.S. Government Securities having maturities of not more than one year from the date of acquisition thereof;

(3)	marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” (global scale) or the equivalent thereof by Fitch, S&P or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(4)	certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” (global scale) or the equivalent thereof by Fitch, S&P, or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of US$500,000,000.00 (five hundred million Dollars);

(5)	repurchase obligations with a term of not more than 30 (thirty) days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at the time of acquisition thereof at least “A-2” (global scale) or the equivalent thereof by “F-2” (global scale) or the equivalent thereof by Fitch, S&P or “P-2” (global scale) or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case, maturing within one year after the date of acquisition thereof;

(7)	shares of investment companies that are registered under the U.S. Investment Company Act of 1940, as amended, and which primarily invest in one or more of the types of securities described in clauses (2) through (6) above;

(8)	in the case of investments by the Bond Issuers or any Restricted Subsidiary organized or located in a jurisdiction other than the United States or a member state of the European Union (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States, other customarily utilized high-quality investments in the country where such Restricted Subsidiary is organized or located or in which such Investment is made, all as reasonably determined in good faith by the Bond Issuers; and

Continuation of “Bank Credit Note No. [•]”.

(9)	instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

provided that bank deposits and short term investments in local currency of any Restricted Subsidiary will qualify as Cash Equivalents as long as the aggregate amount thereof does not exceed the amount reasonably estimated by such Restricted Subsidiary as being necessary to finance the operations, including capital expenditures, of such Restricted Subsidiary for the succeeding 90 (ninety) days.

In the case of Investments by any foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents will also include (i) Investments of the type and maturity described in clauses (1) through (9) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; and (ii) other short-term Investments utilized by foreign Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the foregoing Investments in clauses (1) through (9) and in this paragraph.

“Cash Management Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, p-cards (including purchasing cards and commercial cards), electronic funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management arrangements) provided by any cash management bank to the Parent Guarantors, the Bond Issuers or the Restricted Subsidiaries, including obligations for the payment of agreed interest and reasonable fees, charges, expenses, attorney costs and disbursements in connection therewith.

“CCB” has the meaning ascribed thereto in the preamble.

“CCB Account” has the meaning ascribed thereto in the preamble.

“CCBs” means, collectively, the CCBs with the numbers and original principal amounts described in Exhibit I, and any amendments thereto.

“Change of Control” means the occurrence of any of the following:

(1)	the Bond Issuers and/or the Borrower become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the direct or indirect acquisition by any Person or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Vrio or AT&T or any of their Affiliates, in a single transaction or in a related series of transactions, of “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group will be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% (fifty percent) or more of the total voting power of the Voting Stock of the Parent Guarantors, the Bond Issuers or any of their direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets);

Continuation of “Bank Credit Note No. [•]”.

(2)	the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantors, the Bond Issuers and the Restricted Subsidiaries, taken as a whole, to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than Vrio; or

(3)	Vrio ceases to directly or indirectly own at least 2/3 (two-thirds) of the issued and outstanding Capital Stock of the Borrower.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement; (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s direct or indirect parent entity (or related contractual rights) unless it owns 50% (fifty percent) or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity; and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Civil Code” means Law No. 10,406, dated January 10, 2002.

“Civil Procedure Code” means Law No. 13,105, dated March 16, 2015.

“CNPJ” means the National Corporate Taxpayers Register of the Ministry of Finance.

“Consolidated Adjusted EBITDA” means with respect to the Bond Issuers for any period, the Consolidated Net Income of the Bond Issuers and the Restricted Subsidiaries for such period (excluding the results from discontinued operations):

(1)	increased (without duplication) by the following, in each case to the extent deducted (and not added back) in determining Consolidated Net Income for such period):

(a) total interest expense and, to the extent not reflected in such total interest expense, any losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Swap Obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to the definition thereof; plus

(b) provision for Taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar Taxes, property Taxes and similar Taxes, and foreign withholding Taxes paid or accrued during such period (including any future Taxes or other levies that replace or are intended to be in lieu of Taxes, and any penalties and interest related to Taxes or arising from Tax examinations), and any payments to a direct or indirect parent company in respect of such Taxes permitted to be made under the Loan Documents; plus

Continuation of “Bank Credit Note No. [•]”.

(c) Consolidated Depreciation and Amortization Expense for such period; plus

(d) any other non-cash expenses, charges, accruals, reserves or losses or items including any write-offs or write-downs reducing Consolidated Net Income for such period (provided, if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Bond Issuers may determine not to add back such non-cash charge in the current period and (B) to the extent the Bond Issuers do decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(e) minority interest expense, the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period to Consolidated Net Income, excluding cash distributions in respect thereof, and the amount of any reductions in arriving at Consolidated Net Income resulting from the application of Accounting Standards Codification Topic No. 810, Consolidation; plus

(f) (i) the amount of management, monitoring, consulting, transaction, advisory accounting and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the transition services agreement entered into in connection with the Parent IPO or otherwise to the extent otherwise permitted under the Loan Documents; and (ii) the amount of payments made to option holders of such Person or any direct or indirect parent company in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under the Loan Documents; plus

(g) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Adjusted EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(h) any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interest of such Person (other than Disqualified Stock); plus

(i) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature; plus

Continuation of “Bank Credit Note No. [•]”.

(j) any net loss from operations expected to be disposed of, abandoned or discontinued within 12 (twelve) months after the end of such period; plus

(k) any loss attributable to the early extinguishment of Indebtedness, Swap Agreements, or other derivative instruments, including, without limitation, any premiums or similar charges related to any refinancing; plus

(l) business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (to the extent received); plus

(m) extraordinary, exceptional, non-recurring or unusual losses, fees, costs, charges or expenses; plus

(n) public company costs directly or indirectly attributable to the Bond Issuers and the Restricted Subsidiaries; plus

(o) any loss on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business or consistent with past practice or industry practice) or loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of); plus

(p) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) related to the application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items); plus

(q) any impairment charge or asset write-off or write-down in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP; plus

(r) (a) any equity-based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration, or payout of, Equity Interests by management of such Person or of a Restricted Subsidiary or any direct or indirect parent company; (b) noncash compensation expense resulting from the application of Accounting Standards Codification Topic 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees; and (c) any income (loss) attributable to deferred compensation plans or trusts; plus

(s) accruals and reserves that are established or adjusted in connection with the Restructuring Transactions, the Parent IPO, an Investment or an acquisition that are required to be established or adjusted as a result of such Restructuring Transactions, Parent IPO, Investment or such acquisition, in each case in accordance with GAAP; plus

(t) any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Loan Documents;

Continuation of “Bank Credit Note No. [•]”.

(2)	decreased (without duplication) by the following, in each case, to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated Adjusted EBITDA in any prior period other than any such accrual or reserve that has been added back to Consolidated Net Income in calculating Consolidated Adjusted EBITDA in accordance with this definition), and

(b) the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-Wholly-Owned Subsidiary added (and not deducted in such period from Consolidated Net Income).

“Consolidated Debt” means, at any time, the aggregate amount of all obligations of the Bond Issuers and the Restricted Subsidiaries for or in respect of Indebtedness determined on a consolidated basis in accordance with GAAP (but excluding the effect of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any transaction permitted by the Loan Documents) but:

(1)	excluding any such obligations to the Bond Issuers or any Restricted Subsidiary;

(2)	excluding the AT&T Revolver;

(3)	excluding, in the case of Capitalized Lease Obligations and Satellite Capitalized Lease Obligations, their capitalized value;

(4)	excluding letters of credit, except to the extent drawn and not reimbursable; and

(5)	excluding Swap Obligations, except for any unpaid termination payments thereunder or the calculation provisions of the definition of “Indebtedness”;

and so that no amount will be included or excluded more than once.

“Consolidated Depreciation and Amortization Expense” means, with respect to the Bond Issuers for any period, the total amount of depreciation and amortization expense of the Bond Issuers and the Restricted Subsidiaries, including, the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and amortization of capitalized software expenditures of the Bond Issuers and the Restricted Subsidiaries for such period on consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated Adjusted EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for any relevant period, without duplication, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Consolidated Debt whether paid, payable or capitalized by the Bond Issuers or any Restricted Subsidiary (calculated on a consolidated basis) in respect of that relevant period, (1) including any upfront fees or costs but excluding any other debt amortization of deferred financing costs; (2) excluding the interest element of payments in respect of Capitalized Lease Obligations and Satellite Capitalized Lease Obligations; (3) excluding interest payments on the AT&T Revolver; and (4) reduced by interest income for such period; and so that no amount will be added (or deducted) more than once.

Continuation of “Bank Credit Note No. [•]”.

“Consolidated Net Income” means, for any period, the net income (loss) of the Bond Issuers and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Debt as of the last day of the relevant Test Period less the aggregate amount of cash and Cash Equivalents of the Bond Issuers and the Restricted Subsidiaries on a consolidated basis; to (2) Consolidated Adjusted EBITDA for such Test Period.

If the Bond Issuers or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit unless such Indebtedness has been permanently repaid and not replaced) or issues, repurchases or redeems Disqualified Stock or establishes or eliminates any revolving credit commitments, in each case, subsequent to the commencement of the period for which the Consolidated Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Net Leverage Ratio is made (the “Consolidated Net Leverage Ratio Calculation Date”), then the Consolidated Net Leverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness or such issuance, repurchase or redemption of Disqualified Stock, as if the same had occurred on the first day of the most recently ended Test Period (and for the purposes of the numerator of Consolidated Net Leverage Ratio, as if the same had occurred on the last day of the most recently ended Test Period); provided, however, that at the election of the Bond Issuers, the pro forma calculation will not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described in the definition of “Permitted Secured Debt”, other than Indebtedness incurred under clause (1) thereto.

For purposes of making the computation referred to above, any Specified Transaction that has been made by the Bond Issuers or any Restricted Subsidiary during any Test Period or subsequent to such Test Period and on or prior to or simultaneously with the Consolidated Net Leverage Ratio Calculation Date will be calculated on a pro forma basis assuming that all such Specified Transactions (and the change in Consolidated Adjusted EBITDA resulting therefrom) had occurred on the first day of the Test Period. If since the beginning of such Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Vrio Finco 1 or any Restricted Subsidiary since the beginning of such Test Period will have made any Specified Transaction that would have required adjustment pursuant to this definition, then the Consolidated Net Leverage Ratio will be calculated giving pro forma effect thereto for such Test Period as if such Specified Transaction had occurred at the beginning of the most recently ended Test Period.

“Consolidated Net Tangible Assets” means the total consolidated assets of the Bond Issuers and the Restricted Subsidiaries as set forth on the balance sheet as of the most recent fiscal quarter of the Bond Issuers, prepared in accordance with GAAP, less Intangible Assets, after deducting therefrom all current liabilities (excluding deposits, customer advances, any current liabilities which are by their terms extendable or renewable at the option of the obligor to a time more than 12 (twelve) months after the time as of which the amount thereof is being computed, and further excluding any deferred income taxes that are current liabilities) of the Bond Issuers and the Restricted Subsidiaries, as determined in accordance with GAAP.

“Cure Amount” has the meaning ascribed thereto in Section 9.1 below, clause XXV.

Continuation of “Bank Credit Note No. [•]”.

“Cure Right” has the meaning ascribed thereto in Section 9.1 below, clause XXV.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Charges” has the meaning ascribed thereto in Section 6.1 below.

“Desenvolve” means Desenvolve SP – Agência de Fomento do Estado de São Paulo S.A., a financial institution controlled by the government of the State of São Paulo and which administers funds from the Fundo de Apoio aos Contribuintes do Estado de São Paulo (FUNAC).

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Borrower, the Bond Issuers or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by two Officers of each Bond Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event (other than redemption), matures or is mandatorily redeemable, other than as a result of a change of control, casualty, condemnation, eminent domain or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control, casualty, condemnation, eminent domain or asset sale, in whole or in part, in each case prior to the date 91 (ninety-one) days after the earlier of the Maturity Date or the date the Loans are no longer outstanding; provided, however, that only the portion of the Capital Stock that so matures or is mandatorily redeemable, are so convertible, putable or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any plan for the benefit of employees of the Bond Issuers or their Subsidiaries or by any such plan to such employees, such Capital Stock will not constitute Disqualified Stock solely because it may be required to be purchased or repurchased by the Bond Issuers or their Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and provided, further, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock will not be deemed to be Disqualified Stock.

“DI Rate” means the daily average rate of overnight interbank deposits (the “DI – Depósitos Interfinanceiros de um dia, over extra-grupo”), expressed in the form of a percentage per annum, based upon a 252 (two hundred fifty-two) business day year, calculated and published daily by B3, at its daily communicatory available in its website (http://www.cetip.com.br, or the website that replaces it).

“Dollar” means the official currency of the United States of America.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, other than the Parent IPO.

“Event of Default” has the meaning ascribed thereto in Section 9.1 below.

Continuation of “Bank Credit Note No. [•]”.

“Excess Proceeds” means (i) any Net Proceeds of any Asset Sale; or (ii) any Net Proceeds of any Insurance Event, in each case that are not invested or applied as provided in the definition of “Permitted Reinvestment”.

“Excess Proceeds Threshold” means US$50,000,000.00 (fifty million Dollars).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means Net Cash Proceeds, marketable securities or Qualified Proceeds received by the Bond Issuers from:

(1) contributions to their common equity capital;

(2) dividends or distributions, fee and other payments from any joint venture that is not a Restricted Subsidiary; and

(3) the sale (other than to a Subsidiary of the Bond Issuers or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Bond Issuers) of Capital Stock (other than Disqualified Stock) of the Bond Issuers;

in each case, designated as Excluded Contributions pursuant to an Officers’ Certificate executed by two Officers of each Bond Issuer on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Fair Market Value” means, with respect to any asset or property, as determined by Vrio Finco 1 in good faith, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer.

“FASB” means the Financial Accounting Standards Board.

“Financial Ratios” has the meaning ascribed thereto in Section 9.1 below, clause XXV.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time. At any time after the Borrowing Date, the Bond Issuers may elect to apply IFRS accounting principles in lieu of GAAP and upon any such election, references herein to GAAP will thereafter be construed to mean IFRS accounting (except as otherwise provided in the Loan Documents; provided any such election, once made, will be irrevocable; provided, further, that any calculation or determination in the Loan Documents that requires the application of GAAP for periods that include fiscal quarters ended prior to the Bond Issuers’ election to apply IFRS will remain as previously calculated or determined in accordance with GAAP. The Bond Issuers will give notice of any such election made in accordance with this definition to the Administrative Agent and the Lenders. Notwithstanding any other provision contained herein the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations and Indebtedness shall be determined in accordance with the definition of Capitalized Lease Obligations and Indebtedness, respectively.

“GLA” has the meaning ascribed thereto in the preamble.

“Governmental Approval” means any action, order, consent, approval, concession, license, authorization, permit, grant, lease, franchise, certification, ruling, tariff, rate, exemption, filing or registration from, by or with any Governmental Authority.

Continuation of “Bank Credit Note No. [•]”.

“Governmental Authority” means any federal, state, provincial, local or foreign court or tribunal or governmental agency, authority, instrumentality or regulatory or legislative body.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee will be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligations in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Person making such guarantee in good faith.

“Guarantee” means, collectively, (i) the Aval Guarantee, in the case of the Brazilian Guarantors; and (ii) the Letters of Guarantee, in the case of the Offshore Guarantors.

“Guarantors” means, collectively, the Brazilian Guarantors and the Offshore Guarantors.

“Hazardous Materials” means all toxic, corrosive, flammable, explosive, carcinogenic, mutagenic, infectious or radioactive substances or wastes and all other hazardous or toxic substances, wastes or other pollutants, including petroleum or any fraction thereof, petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature to the extent regulated pursuant to any Social and Environmental Laws.

“IASB” means the International Accounting Standards Board.

“IFRS” means the international financial reporting standards and interpretations issued by the IASB.

“Increased Amount” has the meaning ascribed thereto in Section 9.1 below, clause XIX.

“incur” or “incurrence” means to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise.

“Indebtedness” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any Indebtedness of the Bond Issuers and the Restricted Subsidiaries, whether or not contingent, without duplication:

(1)	any Indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof); or

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations and Satellite Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or consistent with past practice or industry practice; (ii) any earn-out obligations until such obligation is reflected as a liability on the balance sheet (excluding any footnotes thereto) of such Person in accordance with GAAP and is not paid within 60 days after becoming due and payable; and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business;

Continuation of “Bank Credit Note No. [•]”.

(2)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for the recognition under GAAP);

(3)	any amount raised by the issue of shares which are redeemable (other than at the option of the Bond Issuer thereof) before the Maturity Date and classified as borrowings under GAAP;

(4)	to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) above of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with past practice or industry practice; and

(5)	to the extent not otherwise included, the obligations of the type referred to in clause (1) above of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided that notwithstanding the foregoing, Indebtedness will be deemed not to include (1) contingent obligations incurred in the ordinary course of business or consistent with past practice or industry practice; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective sellers; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 90 (ninety) days thereafter; (4) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business; (5) in relation to the Bond Issuers and the Subsidiaries taken as a whole, (i) all intercompany Indebtedness having a term not exceeding 364 (three hundred sixty-four) days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business; and (ii) intercompany liabilities in connection with the cash management, Tax and accounting operations of the Bond Issuers and their Subsidiaries; (6) any pension and retired medical care obligations; any reimbursement obligations under commercial letters of credit (provided unreimbursed amounts under letter of credit will be counted as Indebtedness 5 (five) Business Days after such amount is drawn); and (7) any deferred Tax on income.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect (including for purposes of calculating total interest expense under the definition of “Consolidated Adjusted EBITDA”), the interest on such Indebtedness will be calculated as if the rate in effect on the applicable calculation date been the applicable rate for the entire period (taking into account any Swap Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by an Authorized Officer of the Bond Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, will be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Bond Issuers may designate.

Continuation of “Bank Credit Note No. [•]”.

For purposes of this definition in the Loan Documents, (i) any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating Consolidated Adjusted EBITDA for the applicable Test Period; and (ii) any Indebtedness denominated in Dollars that is swapped into a currency other than Dollars shall be calculated based on the non-U.S. currency amount on the date of determination then converted back into Dollars in accordance with clause (i), in each case as reasonably calculated by the Borrower based upon publications of exchange rates for such currency generally recognized in the applicable financial markets.

“Independent Director” means, with respect to the Boards of Directors of the Bond Issuers, a member of such Board who is not an officer, director or employee.

“Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, software and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees and consultants, in each case made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Bond Issuers in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Bond Issuers or a Restricted Subsidiary of the Bond Issuers in respect of such Investment.

“Indemnitee” has the meaning ascribed thereto in Section 12.2 below.

“Initial Lenders” means the Lenders in favor of whom the CCBs were originally issued by the Borrower.

“Initial Lien” has the meaning ascribed thereto in Section 9.1 below, clause XIX.

“Insurance Event” means any payment of insurance on account of any loss of any property or assets of the Borrower, any Guarantor or any Restricted Subsidiary.

“Intercreditor Agreement” means the “Contrato entre Credores de Determinadas Dívidas de Sky Serviços de Banda Larga Ltda.”, entered into on April 9, 2018, by and among the Lenders, the Borrower and the Administrative Agent, and any amendments and joinders thereto.

“Interest” has the meaning ascribed thereto in the preamble.

“Interest Payment Date” has the meaning ascribed thereto in the preamble.

“IOF” means IOF – Imposto sobre Operações de Crédito, Câmbio e Seguro ou Relativas a Títulos e Valores Mobiliários.

“Lender” has the meaning ascribed thereto in the preamble.

Continuation of “Bank Credit Note No. [•]”.

“Lenders” means, collectively, the holders of the CCBs.

“Letter of Guarantee – NY Law” means the “Guarantee”, governed by the laws of the State of New York, United States, issued by each Offshore Guarantor (directly or by joinders thereto) on April 9, 2018, and any amendments and joinders thereto.

“Letters of Guarantee” means, collectively, (i) the Letter of Guarantee – NY Law; and (ii) the Letters of Guarantee – Local Jurisdiction Law.

“Letters of Guarantee – Local Jurisdiction Law” means, collectively, (i) the fianza or other similar local law guarantee documentation, governed by the laws of Chile, to be issued by DIRECTV Chile Televisión Ltda. within 60 (sixty) days of the Borrowing Date; (ii) the fianza or other similar local law guarantee documentation, governed by the laws of Colombia, to be issued by DIRECTV Colombia Ltda. within 60 (sixty) days of the Borrowing Date; (iii) the fianza or other similar local law guarantee documentation, governed by the laws of Colombia, to be issued by Telecenter Panamerica Ltda. within 60 (sixty) days of the Borrowing Date; (iv) the fianza or other similar local law guarantee documentation, governed by the laws of Peru, to be issued by DIRECTV Perú S.R.L. within 60 (sixty) days of the Borrowing Date.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothec, fiduciary transfer (alienação fiduciária), fiduciary assignment (cessão fiduciária), usufruct, fideicomisso, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Applicable Laws of any jurisdiction; provided that in no event will any lease (other than a Capitalized Lease Obligation) be deemed to constitute a Lien.

“Loan Documents” means the Master Agreement, the CCBs, the Letters of Guarantee, the Intercreditor Agreement and such other documents or instruments relating to, or in connection with, the foregoing.

“Loans” means, collectively, each loan represented by each CCB.

“Master Agreement” means the “Contrato de Abertura de Crédito” (Master Facilities Agreement), entered into on April 9, 2018, by and among the Borrower, the Initial Lenders, the Administrative Agent and the Guarantors (directly or by joinders thereto), and any amendments and joinders thereto.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations or financial condition of the Borrower, the Guarantors and their respective subsidiaries (taken as a whole); (ii) the ability of the Borrower and the Guarantors (taken as a whole) to perform any of their respective obligations under this CCB or any of the other Loan Documents to which it is a party; (iii) the validity or enforceability of this CCB or any other Loan Document; or (iv) the rights and/or remedies of the Administrative Agent and/or the Lenders under this CCB or any other Loan Document (but not as a result of any circumstance affecting the Lender).

“Material Guarantor” means any Guarantor (i) which represents 5% (five percent) or more of the Total Assets, the Consolidated Net Income or the Consolidated Adjusted EBITDA of the Bond Issuers and the Restricted Subsidiaries on a consolidated basis; or (ii) without which would cause the other Guarantors at such time to represent less than 80% (eighty percent) of the Consolidated Adjusted EBITDA of the Bond Issuers and the Restricted Subsidiaries on a consolidated basis or less than 80% (eighty percent) of the Total Assets of

Continuation of “Bank Credit Note No. [•]”.

the Bond Issuers and the Restricted Subsidiaries on a consolidated basis; provided, however, that for purposes of Section 9.1 below, no Default or Event of Default shall have occurred with respect to any such Material Guarantor solely as a result of foregoing clause (ii) if, within 10 (ten) Business Days after the occurrence of any event described in Section 9.1 below, such Material Guarantor is replaced with a new Guarantor in compliance with Section 9.1 below, clause XXIV (Additional Guarantors) (without giving effect to the 30 (thirty)-day period therein).

“Material Indebtedness” means any Indebtedness or borrowed money by the Borrower, any Guarantor and/or any Restricted Subsidiary or the payment of which is guaranteed by the Borrower, any Guarantor and/or any Restricted Subsidiary, other than Indebtedness owed to the Borrower, any Guarantor or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Borrowing Date, and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in Default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate US$100,000,000.00 (one hundred million Dollars) (or the equivalent thereof in other currencies) or more at any one time outstanding.

“Material Subsidiary” means (i) any guarantor under the Bond Financing; and (ii) each Subsidiary representing 5% (five percent) or more of the Total Assets, the Consolidated Net Income or the Consolidated Adjusted EBITDA of the Bond Issuers and the Restricted Subsidiaries on a consolidated basis.

“Maturity Date” has the meaning ascribed thereto in the preamble.

“MMDS” has the meaning ascribed thereto in the preamble.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Nationally Recognized Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Bond Issuers, qualified to perform the task for which it has been engaged.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds received by the Bond Issuers or Restricted Subsidiary, of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, investment banking fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of Taxes paid or payable as a result of such issuance or sale (after taking into account any available Tax credit or deductions and any Tax sharing arrangements).

“Net Proceeds” means:

(I) with respect to any Asset Sale, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower, the Bond Issuers or any Restricted Subsidiary in respect of such Asset Sale; less (b) the sum of:

(1)	the amount, if any, of all Taxes paid or estimated to be payable by the Borrower, the Bond Issuers or any Restricted Subsidiary in connection with such Asset Sale;

(2)	the amount of any purchase price or similar adjustment claimed by any Person to be owed by the Borrower, the Bond Issuers or any Restricted Subsidiary, until such time as such claim will have been settled or otherwise finally resolved, or paid or payable by the Bond Issuers or any Restricted Subsidiary, in either case, in respect of such Asset Sale;

Continuation of “Bank Credit Note No. [•]”.

(3)	any costs and expenses in connection with unwinding any Swap Obligation in connection therewith;

(4)	the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any Taxes deducted pursuant to clause (1) above) (x) associated with the assets that are the subject of such Asset Sale and (y) retained by the Borrower, the Bond Issuers or any Restricted Subsidiary, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) will be deemed to be Net Proceeds of such an Asset Sale occurring on the date of such reduction;

(5)	the amount of any Indebtedness secured by a Lien on the assets that are the subject of such Asset Sale to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Asset Sale;

(6)	all dividends, distributions or other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale by a Restricted Subsidiary;

(7)	payments made in order to obtain a necessary consent under Applicable Law;

(8)	other fees and expenses, including title and recordation expenses, Taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under the Loan Documents; and

(9)	reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by the Borrower, the Bond Issuers or any Restricted Subsidiary, as applicable, in connection with such Asset Sale (other than those payable to the Bond Issuers or any Subsidiary of the Bond Issuers), including legal, accounting and investment banking fees, in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

(II) with respect to any Insurance Event, (a) the gross cash proceeds received by or on behalf of the Borrower, the Bond Issuers or any Restricted Subsidiary in respect of such Insurance Event; less (b) the sum of (i) the amount, if any, of all Taxes paid or estimated to be payable by the Borrower, the Bond Issuers or any Restricted Subsidiary in connection with such Insurance Event; and (ii) reasonable and customary fees, commissions, expenses and other costs paid by the Borrower, the Bond Issuers or any Restricted Subsidiary, as applicable, in connection with such Insurance Event (other than those payable to the Bond Issuers or any Subsidiary of the Bond Issuers) in each case only to the extent not already deducted in arriving at the amount referred to in the foregoing clause (II)(a).

“Notice of Intent to Cure” has the meaning ascribed thereto in Section 9.1 below, clause XXV.

“Obligations” means, collectively, the outstanding amount of Principal of, and Interest, on the loan granted pursuant to this CCB and other obligations of the Borrower and/or the Guarantors (including Default Charges, Prepayment Cost and reimbursement obligations) due from time to time to the Lender, whether direct or indirect, absolute or contingent, due

Continuation of “Bank Credit Note No. [•]”.

or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents, in each case whether on account of Principal, Interest, reimbursement obligations, fees, prepayment cost, indemnities, expenses, penalties or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or the Lenders that are required to be paid by the Borrower and/or by any of the Guarantors under the Loan Documents).

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control of the United States.

“Officer” means any Director, Chief Executive Officer, Administrador, Chief Financial Officer, General Counsel, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, any vice president or a managing member of a Person.

“Officers’ Certificate” means a certificate signed by two Officers on behalf of any Person that meets the requirements set forth in the Loan Documents and is delivered to the Administrative Agent.

“Offshore Guarantors” means, collectively, Vrio, Vrio Holdco, Vrio Finco 1, Vrio Finco 2, DIRECTV Latin America, LLC, DIRECTV DTH Investment Ltd., Galaxy Latin America Investments, LLC, DS Technology, LLC, DIRECTV Argentina S.A., DIRECTV Chile, LLC, DIRECTV Chile Televisión Ltda., DIRECTV de Uruguay Ltda., DIRECTV Perú S.R.L., Surfin, LLC, Alpha Tel Holdings Ltd., Alpha Tel S.A., DIRECTV Colombia Ltda., DTH Ecuador C. Ltda., DIRECTV Ecuador C. Ltda., DIRECTV Caribe Ltd., White Holding B.V., Telecenter Panamerica, Ltda., DTVLA Holdings, S.L., California Broadcast Center LLC, DTVLA Coöperatief U.A., DTVLA B.V., and each Subsidiary that becomes an Offshore Guarantor after the Borrowing Date pursuant to Section 9.1 below, clause XXIV.

“Opinion of Counsel” means a written opinion from external legal counsel especially engaged by the Borrower (at its own expenses) for such purpose.

“Organizational Documents” means, with regard to any Person, (i) its articles of incorporation or other similar document; (ii) its estatuto social, contrato social, by-laws or other similar document; and/or (iii) any shareholder rights agreement, joint venture agreement or other similar agreement to which such Person is party.

“Parent IPO” means the issuance of shares pursuant to the initial public offering of common equity of Vrio that is registered with the SEC.

“Pari Passu Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Borrowing Date or thereafter incurred; and

(2)	all other obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the Loans or the Guarantee of such Person, as the case may be; provided, however, that Pari Passu Indebtedness will not include:

Continuation of “Bank Credit Note No. [•]”.

(a) any obligation of such Person to the Bond Issuers or any Restricted Subsidiary;

(b) any liability for U.S. federal, state, local or foreign or other Taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business; or

(d) any Indebtedness or other Obligation of such Person which is subordinate in right of payment to any other Indebtedness or other Obligation of such Person.

“Partel” has the meaning ascribed thereto in the preamble.

“Parent Guarantors” means Vrio and Vrio Holdco.

“Permitted Investments” means any Investment permitted to be made under, or not otherwise prohibited by, the terms of this CCB.

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits and other Liens by such Person (i) made in connection with workmen’s compensation laws, unemployment insurance, health, disability, employer benefits, other social security laws or similar legislation or regulation; or (ii) insurance related obligations (including deductibles, self-insured retention amounts and premiums and adjustments thereto) seeking reimbursement or indemnification obligations of insurance carriers; or (iii) deposits, bids, tenders, statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds, or with regards to regulatory requirements, completion guarantees, stay, customs and appeal bonds, performance bonds, and other obligations of a like nature, or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. Government Securities or other government bonds to secure surety or appeal bonds, performance and return of money bonds to which such Person is a party, or deposits as security for the payment of rent, in each case, incurred in the ordinary course of business or consistent with past practice or industry practice;

(2)	Liens imposed by law, such as carriers’, landlords’ liens, warehousemen’s and mechanics’, materialmen’s, repairmen’s, construction or other like Liens, in each case, for sums not overdue by more than 60 (sixty) days or, if overdue by more than 60 (sixty) days, that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person is then proceeding with an appeal or other proceedings for review;

(3)	Liens for Taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books such reserves, if any, or other appropriate provisions, if any, with respect thereto, to the extent required under GAAP;

(4)	Liens in favor of the Bond Issuers, of performance, surety bid, indemnity, warranty or release, appeal bonds, instruments or obligations, or with respect to other regulatory requirements or trade or government contracts or to secure leases or permits, licenses, statutory or regulatory obligations, or letters of credit, bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)

survey exceptions, encumbrances, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph, telephone and cable television lines and other similar purposes, or zoning or other

Continuation of “Bank Credit Note No. [•]”.

restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	Liens securing Indebtedness permitted to be incurred pursuant to clause (2) of the definition of “Permitted Secured Debt”; provided that in the case of such clause (2) such Liens will not extend to any assets other than the specified asset being financed (and insurance proceeds related thereto) and additions and improvements thereon plus improvements, accessions, proceeds or dividends or distributions in respect thereof and after-acquired property; provided further, that individual financings of assets provided by a counterparty may be cross-collateralized to other financings of assets provided by such counterparty;

(7)	Liens existing on the Borrowing Date;

(8)	Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; and provided, further, however, that such Liens may not extend to any other property owned by the Bond Issuers or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(9)	Liens on property at the time the Bond Issuers or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Bond Issuers or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; and provided, further, however, that the Liens may not extend to any other property owned by the Bond Issuers or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(10)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Bond Issuers or another Restricted Subsidiary not prohibited by this CCB;

(11)	Liens securing Swap Obligations (including Liens in favor of a counterparty to a swap or similar agreement on the Bond Issuers’ or any Restricted Subsidiary’s rights under such agreement), so long as such Swap Obligations are permitted to be incurred under the Loan Documents;

(12)	Liens (i) on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and (ii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(13)	leases, subleases, licenses and sublicense of assets and property, including intellectual property and real property, which do not materially interfere with the ordinary conduct of the business of the Bond Issuers or any Restricted Subsidiary;

Continuation of “Bank Credit Note No. [•]”.

(14)	Liens in favor of the Bond Issuers, any Guarantor or any Restricted Subsidiary (other than Liens on property or assets of the Bond Issuers or any Guarantor in favor of any Restricted Subsidiary that is not a Guarantor);

(15)	Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary or any other Restricted Subsidiary that is not a Guarantor not prohibited by this CCB;

(16)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(17)	Liens created for the benefit of (or to secure) the Bond Financing or the guarantees granted thereunder (including the Liens created by the pledge agreements thereunder);

(18)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(19)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or a Subsidiary that is owned less than 50% (fifty percent) or similar arrangement, (i) securing obligations of such joint venture or Subsidiary; or (ii) pursuant to the relevant joint venture, shareholder or similar agreement;

(20)	Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, including of a collection bank arising under Sections 4-205 and 4-210 of the United States Uniform Commercial Code; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or consistent with past practice; (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes; or (iv) in favor of banking or other institutions or other electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposits or margin deposits or other funds maintained with such institution (including the right of set off) and which are within the general parameters customary in the banking industry;

(21)	Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of any Bond Issuers or any Subsidiary of the Bond Issuers in the ordinary course of business;

(22)	in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(23)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of the Loans under the Loan Documents;

(24)	(x) the right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by the Bond Issuers or any Restricted Subsidiary or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof; and (y) security given to a public utility or any Governmental Authority, when required by such utility or authority in connection with the operations of the Bond Issuers of any of its Restricted Subsidiaries in the ordinary course of its business;

Continuation of “Bank Credit Note No. [•]”.

(25)	Liens on equipment of the Bond Issuers or any Restricted Subsidiary granted in the ordinary course of business to a client of the Bond Issuers or any of their Restricted Subsidiary at which such equipment is located;

(26)	Liens on the Equity Interests of Unrestricted Subsidiaries or joint ventures and other similar industry investments that secure Indebtedness or other obligations of such Unrestricted Subsidiary or joint ventures and other similar industry investments;

(27)	Liens incurred to secure Cash Management Obligations or to implement pooling arrangements in the ordinary course of business;

(28)	other Liens so long as the aggregate principal amount of the obligations so secured does not exceed the greater of (i) US$250,000,000.00 (two hundred fifty million Dollars); and (ii) 10% (ten percent) of Consolidated Net Tangible Assets (calculated on a pro forma basis for the most recent Test Period on the date of such incurrence for which Vrio Financial Statements are available) at the time of incurrence;

(29)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11), (14), and (16); provided, however, that (x) such new Lien will be limited to all or part of the same property that secured the original Lien (plus improvements on and accessions to such property and proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced); and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness referred to in clauses (6), (7), (8), (9), (10), (11), (14) and (16) at the time the original Lien became a Permitted Lien under the Loan Documents; and (B) unpaid accrued interest and premium (including tender premiums); and (C) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(30)	Liens securing Indebtedness (i) permitted pursuant to clauses (1) (limited to such Liens existing on the Borrowing Date and to Liens on the Equity Interests required to be pledged pursuant to the terms of the Bond Financing on the issue date thereof), (3) and (4) (limited to the satellites and any related assets) of the definition of “Permitted Secured Debt”;

(31)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; and

(32)	Liens deemed to exist in connection with Investments in repurchase agreements permitted under the Loan Documents; provided that such Liens do not extend to assets other than those that are subject to such repurchase agreements.

For purposes of this definition, the term “Indebtedness” will be deemed to include interest on such Indebtedness. For purposes of determining compliance with Section 9.1 below, item XIX:

Continuation of “Bank Credit Note No. [•]”.

(a) if a Lien meets the criteria of more than one of the categories of permitted Indebtedness or preferred stock described in clauses (1) through (32) of the preceding paragraph, the Bond Issuers, in their sole discretion, may classify or reclassify such Lien (or any portion thereof) and will only be required to include the amount and type of such Lien in one of the above clauses;

(b) at the time of incurrence, the Bond Issuers will be entitled to divide and classify a Lien in more than one of the types of Liens described above; and

(c) the Dollar equivalent principal amount of a Lien denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Lien was created; provided that (x) if such Lien is created in connection with a refinancing in the same foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount in such currency of such Refinancing Indebtedness or preferred stock does not exceed the principal amount in such currency of such Indebtedness or preferred stock being refinanced and (y) if such Lien is created to refinance other Indebtedness or preferred stock denominated in a different currency from the Indebtedness or preferred stock being refinanced, the amount of any such Lien will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness or preferred stock is denominated that is in effect on the date of such refinancing.

“Permitted Reinvestment” means, within the Reinvestment Period, the application by the Borrower, any Guarantor or any Restricted Subsidiary of (i) the Net Proceeds of any Asset Sale; or (ii) the Net Proceeds of any Insurance Event received by the Borrower, such Guarantor or such Restricted Subsidiary, as the case may be:

(1)	to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Vrio Finco 1 or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary; (b) capital expenditures; or (c) acquisitions of other properties or assets, which, in the case of each of clauses (a), (b) and (c), are used or useful in a Similar Business;

(2)	to an investment in (a) any one or more businesses engaged in a Similar Business; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in Vrio Finco 1 or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary; (b) properties used or useful in a Similar Business; or (c) other assets used or useful in a Similar Business, which, in the case of each of clauses (a), (b) and (c), replace the businesses, properties and assets that are the subject of such Asset Sale; or

(3)	any combination of the foregoing;

provided that, in the case of clauses (1) and (2) above, a binding commitment to make such acquisitions or expenditures entered into prior to the end of the Reinvestment Period will be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Vrio Finco 1 or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 455 (four hundred fifty-five) days after consummation of the Asset Sale or Insurance Event, as the case may be, that generated the Net Proceeds (an “Acceptable Commitment”); and provided, further, that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds will at the later of the expiration of Reinvestment Period and such cancellation or termination constitute Excess Proceeds.

Continuation of “Bank Credit Note No. [•]”.

“Permitted Secured Debt” means:

(1)	the incurrence by the Bond Issuers and any Guarantor of Indebtedness in respect of the Bond Financing (other than any additional notes provided therefor) and the guarantees thereof;

(2)	Indebtedness (including Capitalized Lease Obligations and Indebtedness related to Sale and Lease-Back Transactions) and preferred stock incurred or issued by the Bond Issuers or any Restricted Subsidiary, to finance all or any part (whether prior to or within 270 (two hundred seventy) days after) of the acquisition, purchase, lease, construction, repair, replacement or improvement (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement and migration) of property (real or personal, tangible or intangible) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness and preferred stock then outstanding and described in this clause (2) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness and preferred stock described in this clause (2), does not exceed at any one time outstanding, the greater of (i) US$250,000,000.00 (two hundred fifty million Dollars); and (ii) 10% (ten percent) of Consolidated Net Tangible Assets (calculated on a pro forma basis for the most recent Test Period on the date of such incurrence for which Vrio Financial Statements are available);

(3)	Indebtedness incurred with development banks, multilateral lenders or similar creditors (including BNDES, Desenvolve, and other development financial institutions) for capital expenditures and/or technology investments including financing of set top boxes and similar consumer premises purchases up to a principal amount at any time outstanding of US$400,000,000.00 (four hundred million Dollars);

(4)	Indebtedness secured by Liens permitted pursuant to clause (28) of the definition of Permitted Liens; and

(5)	Indebtedness incurred (including Capitalized Lease Obligations) in respect of long term satellite leases used or useful in the Business (“Satellite Capitalized Lease Obligations”) (and, without duplication, Indebtedness incurred to refinance or replace such Satellite Capitalized Lease Obligations).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Prepayment Cost” means the amount equal to the sum of:

(1)	the amount equal to (d/252) x (0.20%) x VPA, with (i) “VPA” being equal to the relevant Principal amount of such prepayment plus accrued Interest to the date of such prepayment; and (ii) “d” being equal to the number of Business Days from the prepayment date until the Maturity Date; and

(2)	if applicable, the Break Funding Cost.

Continuation of “Bank Credit Note No. [•]”.

“Principal” has the meaning ascribed thereto in the preamble.

“Projections” has the meaning ascribed thereto in Section 11.1 below, clause XIV.

“Qualified Proceeds” means the Fair Market Value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Rating Agency” means Fitch, Moody’s and S&P or if Fitch, Moody’s or S&P do not make a rating publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Bond Issuers which will be substituted for Fitch, Moody’s or S&P or any of them, as the case may be.

“Real” means the official Brazilian currency.

“Reinvestment Period” means the period of 365 (three hundred sixty-five) days (subject to extension as provided in the definition of “Permitted Reinvestment”) after receipt of (i) the Net Proceeds of any Asset Sale; or (ii) the Net Proceeds of any Insurance Event.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and representatives of such Person and of such Person’s Affiliates.

“Replacement Assets” means (i) properties and assets that replace the properties and assets that were the subject of an Asset Sale or (ii) properties and assets received in exchange (directly or indirectly through equity interests or similar participations) for the properties and assets that are the subject of the Asset Sale and that, in each case, will be used in the Bond Issuers’ business or in that of the Restricted Subsidiaries as conducted on the Borrowing Date and any business ancillary or complementary thereto.

“Restricted Payment” means:

(1)	to declare or pay any dividend (including dividends in the form of interest on shareholders’ equity (juros sobre capital próprio) made by any Subsidiary organized as a corporation (sociedade por ações) under the laws of Brazil) or make any distribution on account of the Borrower’s, the Bond Issuers’ or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable on account of the Borrower’s, the Bond Issuers’ or any Restricted Subsidiary’s Equity Interests in connection with any merger or consolidation other than:

(a)	dividends or distributions by the Bond Issuers payable in Equity Interests (other than Disqualified Stock) of the Bond Issuers or in options, warrants or other rights to purchase such Equity Interests;

(b)	dividends or distributions by the Borrower or a Restricted Subsidiary to the Bond Issuers or another Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by the Borrower or a Restricted Subsidiary that is not a Wholly-Owned Subsidiary, the Borrower, a Bond Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(c)	the payment of any dividends or distributions or the consummation of any irrevocable redemption within 60 (sixty) days after the date of declaration or giving of such redemption notice, if at such date of declaration or notice, such dividend, distributions or redemption payment would have complied with Section 9.1 below, clause XVII;

Continuation of “Bank Credit Note No. [•]”.

(d)	the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Bond Issuers issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of Consolidated Interest Expense;

(e)	any dividends or distributions that are made with the proceeds of Excluded Contributions;

(f)	any distributions, directly or indirectly, or repayment of Indebtedness with the proceeds of AT&T Indebtedness, this loan and the offering of the notes, in connection with the Restructuring Transactions or the Parent IPO;

(g)	cash payments, or loans, advances, dividends or distributions to any direct or indirect parent company to make payments, in lieu of issuing fractional shares in connection with share dividends, share splits, reverse share splits, mergers, consolidations, amalgamations or other business combinations and in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Bond Issuers or of the Restricted Subsidiaries or any direct or indirect parent company;

(h)	payments and distributions to dissenting stockholders required by Applicable Law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Bond Issuers and the Restricted Subsidiaries taken as a whole that complies with this CCB or any other transaction that complies with this CCB;

(i)	the payment of dividends, other distributions and other amounts by the Bond Issuers to, or the making of loans to, any direct or indirect parent company in the amount required for such parent to, if applicable, pay amounts equal to amounts required for any direct or indirect parent company, if applicable, to pay interest and/or principal (including AHYDO “catch-up payments”) on Indebtedness, the proceeds of which have been permanently contributed to the Bond Issuers or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Bond Issuers or any Restricted Subsidiary incurred in accordance with the Indenture; provided that the aggregate amount of such dividends shall not exceed the amount of cash actually contributed to the Bond Issuers for the incurrence of such Indebtedness; and

(j)	the declaration and payment of dividends or distributions by the Bond Issuers or a Restricted Subsidiary to, or making of loans or advances to, the Bond Issuers or any direct or indirect parent company in amounts required for any direct or indirect parent company to pay, in each case without duplication:

(i)	franchise, excise and similar taxes, and other fees, taxes and expenses required to maintain their corporate or other legal existence;

(ii)

for any taxable period for which the Bond Issuers and/or any of the Restricted Subsidiaries are members of a consolidated, combined, unitary or similar income tax group for U.S. federal and/or applicable foreign, state or local income tax purposes of which a parent company is the common parent (a “Tax Group”), to pay the

Continuation of “Bank Credit Note No. [•]”.

portion of any U.S. federal, foreign, state and local income taxes of such Tax Group for such taxable period that are attributable to the taxable income of the Bond Issuers and the Restricted Subsidiaries and Unrestricted Subsidiaries; provided that for each taxable period, (A) the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Bond Issuers and such Restricted Subsidiaries, as applicable, would have been required to pay as stand-alone taxpayers or a stand-alone Tax Group, and (B) the amount of such payments made in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Bond Issuers or any Restricted Subsidiary for such purpose;

(iii)	for any taxable period for which a parent company is required to take into account income of any Bond Issuer or Restricted Subsidiary as a result of the Bond Issuer or Restricted Subsidiary being treated as a partnership, disregarded entity or other fiscally transparent entity, or as a “controlled foreign corporation”, under applicable U.S. federal and/or applicable foreign, state or local income tax purposes, to pay the portion of any U.S. federal, foreign, state and local income taxes for such taxable period that are attributable to the taxable income of the Bond Issuers and the Restricted Subsidiaries and Unrestricted Subsidiaries (including, for the avoidance of doubt, any taxable income deemed to be directly derived by the parent company under applicable tax principles in respect of the Bond Issuers and their Subsidiaries); provided that the amount of such payments made in respect of any Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Bond Issuers or any Restricted Subsidiary for such purpose

(iv)	salary, bonus, severance and other benefits payable to, and indemnities provided to or on behalf of, employees, directors, officers, members of management and consultants of any direct or indirect parent company and any payroll, social security or similar taxes thereof and obligations of any direct or indirect parent company in respect of director and officer insurance (including premiums therefor) to the extent relating to the Bond Issuers and their Subsidiaries;

(v)	general corporate or other operating, administrative, legal, compliance, professional and overhead costs and expenses (including expenses relating to auditing and other accounting matters) of any direct or indirect parent company;

(vi)	fees and expenses (including ongoing compliance costs and listing expenses) related to any equity or debt offering of Vrio (whether or not consummated);

(vii)

to finance Investments or other acquisitions otherwise permitted to be made pursuant to this covenant if made by the Bond Issuers; provided that (A) such dividend or distribution must be made within 120 (one hundred twenty) days of the closing of such Investment or other acquisition; (B) such direct or indirect parent

Continuation of “Bank Credit Note No. [•]”.

company must promptly following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Bond Issuers or one of the Restricted Subsidiaries; or (2) the merger, amalgamation, consolidation, or sale of the Person formed or acquired into the Bond Issuers or one of its Restricted Subsidiaries (to the extent not prohibited under this CCB) in order to consummate such Investments or other acquisition; and (C) such direct or indirect parent company and its Affiliates (other than the Bond Issuers or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Bond Issuers or any Restricted Subsidiary could have given such consideration or made such payment in compliance with this CCB; and

(viii)	amounts that would be permitted to be paid directly by the Borrower, the Bond Issuers or the Restricted Subsidiaries under the Loan Documents; and

(k)	the payment of a dividend or distribution in an amount of up to US$100,000,000.00 (one hundred million Dollars) in connection with a favorable resolution of existing litigation relating to the Brazilian General Telecommunications Consumers Regulation.

(2)	to purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Bond Issuers, the Parent Guarantors or any other direct or indirect parent of the Bond Issuers or the Parent Guarantors, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation, other than:

(a)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Disqualified Stock of the Bond Issuers, the Borrower or of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale (with any sale within 60 (sixty) days deemed substantially concurrent) of, Capital Stock of the Bond Issuers (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Bond Issuers or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) and the declaration and payment of accrued dividends (and any premiums) or any Capital Stock so purchased, repurchased, redeemed or acquired;

(b)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Bond Issuers or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Bond Issuers or such Restricted Subsidiary;

(c)

the purchase, redemption or other acquisition (including by cancellation of Indebtedness), cancellation or retirement for value of Capital Stock or equity appreciation rights of the Bond Issuers, the Parent Guarantors or any other direct or indirect parent of the Bond Issuers held by any existing or

Continuation of “Bank Credit Note No. [•]”.

former directors, employees, management or consultants or advisors of the Bond Issuers, the Parent Guarantors or any Subsidiary of the Bond Issuers or their assigns, estates or heirs, in each case in connection with the repurchase provisions under stock option or stock purchase agreements or other agreements to compensate such persons approved by the Boards of Directors of the Bond Issuers or the Parent Guarantors; provided that such Capital Stock or equity appreciation rights were received for services related to, or for the benefit of, the Bond Issuers and the Restricted Subsidiaries; and provided, further, that such redemptions or repurchases pursuant to this clause (c) will not exceed US$5,000,000.00 (five million Dollars) in the aggregate during any calendar year (with any unused amounts in any calendar year being carried over to all subsequent calendar years); or

(d)	repurchases of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities if such Capital Stock represents all or a portion of the exercise price thereof; and

(3)	the making (as permitted in clauses 1(a) through 1(j) of this definition) by the Borrower, any Bond Issuer or any Restricted Subsidiary of any Investment in any Person domiciled in Venezuela (other than the Investments in Galaxy Entertainment de Venezuela C.A., Servicios Galaxy Sat III R, C.A. and Galaxy Latin America Venezuela S.R.L. existing on the Borrowing Date).

The amount of (x) all dividends and distributions made pursuant to the exceptions set forth above in clauses (1)(c) through (k), and (y) all purchases, redemptions, defeasance or other acquisition or retirement pursuant to the exceptions set forth above in clauses (2)(a) through (d) (each of the foregoing described in clauses (x) and (y), a “transaction”) (other than cash) will be the aggregate of the Fair Market Value on the date of each such transaction of the assets or securities proposed to be paid, transferred or issued by the Bond Issuers or such Restricted Subsidiary, as the case may be, pursuant to such transaction; provided that such determination of Fair Market Value shall be based upon an Officers’ Certificate of the Bond Issuers. The amount of any such transaction paid in cash shall be its face amount. Not later than the date of consummation of any such transactions, the Bond Issuers shall deliver to the Administrative Agent an Officers’ Certificate of the Issuers stating that such transaction is permitted and setting forth the calculations therefor.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Bond Issuers that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary will be automatically included in the definition of “Restricted Subsidiary”. As of the Borrowing Date, the Borrower and all Subsidiaries of the Bond Issuers (including, without limitation, the Guarantors) will be Restricted Subsidiaries, except as provided in the definition of “Unrestricted Subsidiary”.

“Restructuring Transaction” means transactions occurring prior to and in contemplation of the Parent IPO.

“S&P” means S&P Global, Inc. and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Bond Issuers or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Bond Issuers or such Restricted Subsidiary to such Person in contemplation of such leasing.

Continuation of “Bank Credit Note No. [•]”.

“Sanctioned Country” means any country or territory that is the subject or target of comprehensive Sanctions (on the date hereof, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is (i) listed on or covered by any Sanctions-related list of designated persons maintained by any Sanctions Authority (“Sanctions List”); or (ii) otherwise a Person with whom a national of the United States, the European Union, the United Kingdom, any member state of the European Union or Brazil, if applicable, would be prohibited or restricted under any Sanctions from engaging in trade, business or other activities.

“Sanctions” means economic sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means (i) the United States government, the government of the European Union, the United Kingdom, any member state of the European Union or Brazil or any Governmental Authority with jurisdiction over the Borrower or any Guarantor, its Affiliates or any party to the Loan Documents; or (ii) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, OFAC and the United States Department of State.

“Sanctions Violation” has the meaning ascribed thereto in Section 10.1, clause X below.

“Satellite Capitalized Lease Obligations” means Indebtedness incurred (including Capitalized Lease Obligations) in respect of long term satellite leases used or useful in the Business.

“SDN List” means the Specially Designated Nationals and Blocked Persons List, maintained by the OFAC.

“SCR” means Sistema de Informações de Crédito, managed by the Brazilian Central Bank.

“SEC” means the U.S. Securities and Exchange Commission.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Bond Issuers or any Restricted Subsidiary on the Borrowing Date; or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to (including non-core incidental businesses acquired in connection with any Permitted Investment), or a reasonable extension, development or expansion of, the businesses in which the Bond Issuers and the Restricted Subsidiaries conduct or propose to conduct on the Borrowing Date.

“Social and Environmental Laws” means any and all applicable federal, state, local and foreign laws, rules, regulations, judgments, decrees and orders relating to the protection of the environment and natural resources or human health or safety as it relates to Hazardous Material handling or exposure, the management, release or threatened release of any Hazardous Material or to health and safety matters, including, but not limited to, those regarding occupational health and safety as it relates to Hazardous Material handling or exposure, child or slave labor or prostitution.

“Specified Transaction” means (i) solely for the purposes of determining the applicable cash balance or any contribution of capital to the Bond Issuers, in each case, in connection with an acquisition or Investment; (ii) any designation of operations or assets of the Bond Issuers or a Restricted Subsidiary as discontinued operations (as defined under GAAP); (iii) any Investment that results in a Person becoming a Restricted Subsidiary; (iv) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with the Loan Documents; (v) any purchase or other acquisition of a business of any Person, of

Continuation of “Bank Credit Note No. [•]”.

assets constituting a business unit, line of business or division of any Person; (vi) any Asset Sale (a) that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Bond Issuers; or (b) of a business, business unit, line of business or division of the Bond Issuers or a Restricted Subsidiary, in each case, whether by merger, amalgamation, consolidation or otherwise; (vii) any operational changes identified by the Bond Issuers that have been made by the Bond Issuers or any Restricted Subsidiary during the Test Period; or (viii) other Restricted Payment that by the terms of the Bond Indenture requires a financial ratio or test to be calculated on a pro forma basis.

“Spin-off” means at any time AT&T ceases to beneficially own (directly or indirectly) at least 50% (fifty percent) of the voting power of the Capital Stock of Vrio.

“Subordinated Indebtedness” means (1) with respect to the Bond Issuers, any Indebtedness of the Bond Issuers which is by its terms subordinated in right of payment to the Loans; and (2) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% (fifty percent) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;

(2)	any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% (fifty percent) of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership or otherwise; and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; and

(3)	any other corporation, association, partnership, limited liability company or other business entity which (a) is required to be consolidated under GAAP for purpose of preparing the consolidated annual financial statements of such Person; and/or (b) is controlled, directly or indirectly, by such Person.

“Subsidiary Guarantor” means any Guarantor other than Vrio or the Bond Issuers, which term includes each Subsidiary that becomes a Subsidiary Guarantor after the Borrowing Date pursuant to Section 9.1 below, clause XXIV.

“Successor Person” has the meaning ascribed thereto in Section 9.1 below, clause XX.

“Successor Vrio Finco 1” has the meaning ascribed thereto in Section 9.1 below, clause XX.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Swap Obligations” means obligations under or with respect to Swap Agreements.

Continuation of “Bank Credit Note No. [•]”.

“Taxes” means taxes, contributions, imposts, assessments, withholdings, duties, assessments or other governmental charges or other deductions of whatever nature, including any penalties and interest relating thereto.

“Termination Date” means the date on which the Total Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been indefeasibly paid in full in cash and all Loans shall have terminated.

“Test Period” means, on any date of determination, the most recent four consecutive fiscal quarters of Vrio ending on the date of the most recent balance sheet prepared by Vrio.

“Total Assets” means the total assets of the Bond Issuers and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Bond Issuers and the Restricted Subsidiaries, in conformity with GAAP.

“Total Obligations” means, collectively, the outstanding amount of Principal of, and Interest on, the Loans and other obligations of the Borrower and/or the Guarantors (including Default Charges, Prepayment Cost and reimbursement obligations) due from time to time to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents, in each case, whether on account of principal, interest, reimbursement obligations, fees, prepayment cost, indemnities, expenses, penalties or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or the Lenders that are required to be paid by the Borrower and/or by any of the Guarantors under the Loan Documents).

“Transaction Agreement Date” has the meaning ascribed thereto in Section 16.1 below, clause I.

“United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiary” means:

(1)	Direcnet S.A.C., Grupo Galaxy Mexicana, S.R.L. de C.V., White Holding Mexico S. de R.L. de C.V., DIRECTV Mexico Holdings LLC, Galaxy Entertainment de Venezuela C.A., Servicios Galaxy Sat III R, C.A. and Galaxy Latin America Venezuela S.R.L.;

(2)	Latin American Sports, LLC, T2Green Equipos S.R.L. and T2Green Golf, S.R.L.;

(3)	any Subsidiary of the Bond Issuers which at the time of determination is an Unrestricted Subsidiary (as designated by the Boards of Directors of the Bond Issuers, as provided below); and

(4)	any Subsidiary of an Unrestricted Subsidiary.

The Boards of Directors of the Bond Issuers may designate any Subsidiary of the Bond Issuers (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Bond Issuers or any of their Subsidiaries (other than any Subsidiary of the Subsidiary to be so designated), provided that:

(a)	any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Bond Issuers;

Continuation of “Bank Credit Note No. [•]”.

(b)	such designation complies with Section 9.1 below, clause XVIII, or the Bond Indenture; and

(c)	each of (A) the Subsidiary to be so designated and (B) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Bond Issuers or any Restricted Subsidiary.

The Boards of Directors of the Bond Issuers may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) immediately after giving effect to such designation no Default or Event of Default will have occurred and be continuing; and (ii) after giving effect thereto, the Bond Issuers shall be in pro forma compliance with the Financial Ratios.

Any such designation by the Boards of Directors of the Bond Issuers will be notified by the Bond Issuers to the Administrative Agent by promptly filing with the Administrative Agent a copy of each Board Resolution giving effect to such designation and an Officers’ Certificate of the Bond Issuers certifying that such designation complied with the foregoing provisions.

Notwithstanding the foregoing, no Subsidiary of the Bond Issuers shall be designated as an Unrestricted Subsidiary if such Subsidiary is not also an Unrestricted Subsidiary under the Bond Financing.

“U.S. Government Securities” means securities that are:

(1)	direct obligations of the United States for the timely payment of which its full faith and credit is pledged; or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the Bond Issuers thereof.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Vrio” means Vrio Corp., a corporation existing pursuant to the laws of the State of Delaware, United States, with its registered office at 1209 Orange Street, Wilmington, DE 19801, United States.

“Vrio Financial Statements” means the consolidated financial statements (including balance sheet, income statement, cash flow statement and related notes) of Vrio, prepared in accordance with GAAP.

“Vrio Finco 1” means Vrio Finco 1 LLC, a limited liability company existing pursuant to the laws of the State of Delaware, United States, with registered office at 1209 Orange Street, Wilmington, DE 19801, United States.

“Vrio Finco 2” means Vrio Finco 2 Inc., a corporation existing pursuant to the laws of the State of Delaware, United States, with registered office at 1209 Orange Street, Wilmington, DE 19801, United States.

“Vrio Holdco” means Vrio Holdco Inc., a corporation existing pursuant to the laws of the State of Delaware, United States, with its registered office at 1209 Orange Street, Wilmington, DE 19801, United States.

Continuation of “Bank Credit Note No. [•]”.

“Wholly-Owned Subsidiary” means a Subsidiary of the Bond Issuers, 100% (one hundred percent) of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) is owned, directly or indirectly, by the Bond Issuers or by one or more Wholly-Owned Subsidiaries of the Bond Issuers.

1.2	Principles of Interpretation. The following principles shall be observed for interpretation of the provisions of this CCB:

I.	all references in this CCB to sections and exhibits are references to sections of and exhibits to this CCB, unless otherwise expressly provided;

II.	the terms defined in Section 1.1 above shall also apply to the singular and plural and masculine and feminine forms, unless otherwise expressly provided;

III.	unless otherwise inferred from the context, any reference in this CCB to any Person, in any capacity, shall include the successors and assignees thereof and, in the case of any agency, body or Governmental Authority, any Person who may succeed it in its duties and powers; and

IV.	unless otherwise inferred from the context, references to any contract, document or Applicable Law shall be considered references to such contract, document or Applicable Law as altered, amended, restated, supplemented or otherwise modified from time to time.

2.	PAYMENT OBLIGATION

2.1	Payment Obligation. The Borrower hereby irrevocably undertakes to pay, in Brazilian currency, in the City of São Paulo, State of São Paulo, in favor of the Lender, on the dates and in the manner established in this CCB, the valid, uncontested and payable debt in cash corresponding to the Principal, plus accrued Interest, the Default Charges (if applicable), the Prepayment Cost (if applicable) and any other charges, with due regard for the provisions of this CCB.

3.	AVAILABILITY OF THE LOAN

3.1	Availability of the Loan. The Lender will make the loan pursuant to this CCB available to the Borrower on the Borrowing Date, by crediting to the CCB Account the Principal, minus the amounts payable in respect of the IOF and, if applicable, the other Taxes due and payable on the loans disbursed pursuant to this CCB.

3.2	Use of Proceeds. The proceeds of the Loans (together with proceeds from the Bond Financing) will be used (i) to repay certain indebtedness of Vrio or its affiliates; (ii) to fund a dividend distribution to the parent of Vrio; (iii) to fund certain fees and expenses associated with the Loans; and (iv) any excess, for general corporate purposes of the Borrower.

3.3	Evidence of Debt. For purposes of determination of the amount of this CCB, the Borrower and the Brazilian Guarantors acknowledge the amount of the credit referred to in the definition of “Principal” set forth in Section 2.1 above as evidence of such debt, plus accrued Interest, Default Charges (if applicable), Prepayment Costs (if applicable), and any other charges due under this CCB, as evidenced in the Calculation Spreadsheets and recorded in the proper deposit/transfer receipt and corresponding bank statements evidencing the credit, by the Lender, of the amounts related to the Loan under this CCB.

Continuation of “Bank Credit Note No. [•]”.

3.3.1	The Borrower and the Brazilian Guarantors acknowledge that the proper deposit/transfer receipt and the corresponding bank statements evidencing the credit by the Lender of the amounts related to the loan under this CCB, as well as the Calculation Spreadsheets submitted by the Lender whenever required, form an integral part of this CCB, and that the amounts set forth therein, ascertained pursuant to this CCB, are valid, uncontested and payable.

4.	REPAYMENT

4.1	[Procedure for Payment. All amounts due under this CCB shall be paid by the Borrower to the Lender, on each payment date, as set forth in Sections 4.2 and 4.3 below, or as a result of prepayment, as set forth in Sections 4.4, 4.5 and 4.6 below, or acceleration, as set forth in Section 9 below (and its sub-sections), in cash, by transfer, in immediately available funds, to the checking account of the Lender No. 5622611, held with branch No. 001 of the Lender or, subject to Section 4.1.1 below, debit, by the Lender, from the CCB Account, or any other account designated in writing by the Lender.][13]

{ou}

[Procedure for Payment. All amounts due under this CCB shall be paid by the Borrower to the Lender, on each payment date, as set forth in Sections 4.2 and 4.3 below, or as a result of prepayment, as set forth in Sections 4.4, 4.5 and 4.6 below, or acceleration, as set forth in Section 9 below (and its sub-sections), in cash, by transfer, in immediately available funds, to the checking account of the Lender No. 0001-9, held with branch No. 0001 of Banco Santander, or any other account designated in writing by the Lender.]14

{ou}

[Procedure for Payment. All amounts due under this CCB shall be paid by the Borrower to the Lender, on each payment date, as set forth in Sections 4.2 and 4.3 below, or as a result of prepayment, as set forth in Sections 4.4, 4.5 and 4.6 below, or acceleration, as set forth in Section 9 below (and its sub-sections), in cash, by transfer, in immediately available funds, to the checking account of the Lender No. 985181007, held with branch No. 001 of the Lender, or any other account designated in writing by the
Lender.]15

{ou}

[Procedure for Payment. All amounts due under this CCB shall be paid by the Borrower to the Lender, on each payment date, as set forth in Sections 4.2 and 4.3 below, or as a result of prepayment, as set forth in Sections 4.4, 4.5 and 4.6 below, or acceleration, as set forth in Section 9 below (and its sub-sections), in cash, by transfer, in immediately available funds, to the checking account of the Lender No. 000001-9, held with branch No. 0001 of the Lender, or any other account designated in writing by the
Lender.]16

{ou}

[Procedure for Payment. All amounts due under this CCB shall be paid by the Borrower to the Lender, on each payment date, as set forth in Sections 4.2 and 4.3 below, or as a result of prepayment, as set forth in Sections 4.4, 4.5 and 4.6 below, or acceleration, as set forth in Section 9 below (and its sub-sections), in cash, by, subject to Section 4.1.1 below, debit, by the Lender, from the CCB Account, or any other account designated in writing by the Lender.]17

[13]	Applicable to Citi.
[14]	Applicable to Goldman.
[15]	Applicable to JP.
[16]	Applicable to Morgan Stanley.
[17]	Applicable to Banco do Brasil

Continuation of “Bank Credit Note No. [•]”.

{ou}

[Procedure for Payment. All amounts due under this CCB shall be paid by the Borrower to the Lender, on each payment date, as set forth in Sections 4.2 and 4.3 below, or as a result of prepayment, as set forth in Sections 4.4, 4.5 and 4.6 below, or acceleration, as set forth in Section 9 below (and its sub-sections), in cash, by transfer, in immediately available funds, to the checking account of the Lender No. 838890.309, held with branch No. 0001 of the Lender or, subject to Section 4.1.1 below, debit, by the Lender, from the CCB Account, or any other account designated in writing by the Lender.]18

{ou}

[Procedure for Payment. All amounts due under this CCB shall be paid by the Borrower to the Lender, on each payment date, as set forth in Sections 4.2 and 4.3 below, or as a result of prepayment, as set forth in Sections 4.4, 4.5 and 4.6 below, or acceleration, as set forth in Section 9 below (and its sub-sections), in cash, by, subject to Section 4.1.1 below, debit, by the Lender, from the CCB Account, or any other account designated in writing by the Lender.]19

{ou}

[Procedure for Payment. All amounts due under this CCB shall be paid by the Borrower to the Lender, on each payment date, as set forth in Sections 4.2 and 4.3 below, or as a result of prepayment, as set forth in Sections 4.4, 4.5 and 4.6 below, or acceleration, as set forth in Section 9 below (and its sub-sections), in cash, by, subject to Section 4.1.1 below, debit, by the Lender, from the CCB Account, or any other account designated in writing by the Lender.]20

{ou}

[Procedure for Payment. All amounts due under this CCB shall be paid by the Borrower to the Lender, on each payment date, as set forth in Sections 4.2 and 4.3 below, or as a result of prepayment, as set forth in Sections 4.4, 4.5 and 4.6 below, or acceleration, as set forth in Section 9 below (and its sub-sections), in cash, by transfer, in immediately available funds, to the checking account of the Lender No. 1577-6, held with branch No. 002 of the Lender, or any other account designated in writing by the Lender.]21

{ou}

[Procedure for Payment. All amounts due under this CCB shall be paid by the Borrower to the Lender, on each payment date, as set forth in Sections 4.2 and 4.3 below, or as a result of prepayment, as set forth in Sections 4.4, 4.5 and 4.6 below, or acceleration, as set forth in Section 9 below (and its sub-sections), in cash, by, subject to Section 4.1.1 below, debit, by the Lender, from the CCB Account, or any other account designated in writing by the Lender.]22

{ou}

[18]	Applicable to BNP.
[19]	Applicable to Bradesco.
[20]	Applicable to Itaú.
[21]	Applicable to MUFG.
[22]	Applicable to Safra.

Continuation of “Bank Credit Note No. [•]”.

[Procedure for Payment. All amounts due under this CCB shall be paid by the Borrower to the Lender, on each payment date, as set forth in Sections 4.2 and 4.3 below, or as a result of prepayment, as set forth in Sections 4.4, 4.5 and 4.6 below, or acceleration, as set forth in Section 9 below (and its sub-sections), in cash, by, subject to Section 4.1.1 below, debit, by the Lender, from the CCB Account, or any other account designated in writing by the Lender.]23

{ou}

[Procedure for Payment. All amounts due under this CCB shall be paid by the Borrower to the Lender, on each payment date, as set forth in Sections 4.2 and 4.3 below, or as a result of prepayment, as set forth in Sections 4.4, 4.5 and 4.6 below, or acceleration, as set forth in Section 9 below (and its sub-sections), in cash, by, subject to Section 4.1.1 below, debit, by the Lender, from the CCB Account, or any other account designated in writing by the Lender.] 24

4.1.1	[The Borrower hereby irrevocably authorizes and instructs the Lender, and constitute the Lender their attorney for this purpose, pursuant to articles 684 and 685 of the Civil Code, until the payment in full of the Total Obligations, to (i) debit from the CCB Account and/or from any bank account of the Borrower with the Lender, to the limit allowed by such funds, the amounts due pursuant to this CCB, undertaking to maintain in the CCB Account and such other bank accounts sufficient and available funds for such payments, on the respective payment dates; (ii) in case of insufficiency of funds, to redeem any of its financial investments held by the Lender, until the limit required for the payment of such amounts owed; and (iii) notwithstanding this Section 4.1.1, set-off the amounts due pursuant to this CCB with debts of any nature which the Lender may owe to the Borrower.][25]

{or}

[The Borrower hereby irrevocably authorizes and instructs the Lender, and constitute the Lender their attorney for this purpose, pursuant to articles 684 and 685 of the Civil Code, until the payment in full of the Total Obligations, to (i) in case of insufficiency of funds, to redeem any of its financial investments held by the Lender, until the limit required for the payment of such amounts owed; and (ii) notwithstanding this Section 4.1.1 above, set-off the amounts due pursuant to this CCB with debts of any nature which the Lender may owe to the Borrower.]26

{or}

[The Borrower hereby irrevocably authorizes and instructs the Lender, and constitute the Lender their attorney for this purpose, pursuant to articles 684 and 685 of the Civil Code, until the payment in full of the Total Obligations, to (i) in case of insufficiency of funds, to redeem any of its financial investments held by the Lender, until the limit required for the payment of such amounts owed; and (ii) notwithstanding this Section 4.1.1 above, set-off the amounts due pursuant to this CCB with debts of any nature which the Lender may owe to the Borrower.]27

{or}

[23]	Applicable to Santander.
[24]	Applicable to Votorantim.
[25]	Applicable to Citi.
[26]	Applicable to Goldman.
[27]	Applicable to JP.

Continuation of “Bank Credit Note No. [•]”.

[The Borrower hereby irrevocably authorizes and instructs the Lender, and constitute the Lender their attorney for this purpose, pursuant to articles 684 and 685 of the Civil Code, until the payment in full of the Total Obligations, to (i) in case of insufficiency of funds, to redeem any of its financial investments held by the Lender, until the limit required for the payment of such amounts owed; and (ii) notwithstanding this Section 4.1.1 above, set-off the amounts due pursuant to this CCB with debts of any nature which the Lender may owe to the Borrower.]28

{or}

[The Borrower hereby irrevocably authorizes and instructs the Lender, and constitute the Lender their attorney for this purpose, pursuant to articles 684 and 685 of the Civil Code, until the payment in full of the Total Obligations, to (i) debit from the CCB Account and/or from any bank account of the Borrower with the Lender, to the limit allowed by such funds, the amounts due pursuant to this CCB, including the amounts payable in respect of the IOF and any fees in connection with the disbursement of this CCB, undertaking to maintain in the CCB Account and such other bank accounts sufficient and available funds for such payments, on the respective payment dates; (ii) in case of insufficiency of funds, to redeem any of its financial investments held by the Lender, until the limit required for the payment of such amounts owed; and (iii) notwithstanding this Section 4.1.1 above, set-off the amounts due pursuant to this CCB with debts of any nature which the Lender may owe to the Borrower.]29

{or}

[The Borrower hereby irrevocably authorizes and instructs the Lender, and constitute the Lender their attorney for this purpose, pursuant to articles 684 and 685 of the Civil Code, until the payment in full of the Total Obligations, to (i) debit from the CCB Account and/or from any bank account of the Borrower with the Lender, to the limit allowed by such funds, the amounts due pursuant to this CCB, undertaking to maintain in the CCB Account and such other bank accounts sufficient and available funds for such payments, on the respective payment dates; (ii) in case of insufficiency of funds, to redeem any of its financial investments held by the Lender, until the limit required for the payment of such amounts owed; and (iii) notwithstanding this Section 4.1.1 above, set-off the amounts due pursuant to this CCB with debts of any nature which the Lender may owe to the Borrower.]30

{or}

[The Borrower hereby irrevocably authorizes and instructs the Lender, and constitute the Lender their attorney for this purpose, pursuant to articles 684 and 685 of the Civil Code, until the payment in full of the Total Obligations, to (i) debit from the CCB Account and/or from any bank account of the Borrower with the Lender, to the limit allowed by such funds, the amounts due pursuant to this CCB, undertaking to maintain in the CCB Account and such other bank accounts sufficient and available funds for such payments, on the respective payment dates; (ii) in case of insufficiency of funds, to redeem any of its financial investments held by the Lender, until the limit required for the payment of such amounts owed; and (iii) notwithstanding this Section 4.1.1 above, set-off the amounts due pursuant to this CCB with debts of any nature which the Lender may owe to the Borrower.]31

[28]	Applicable to Morgan Stanley.
[29]	Applicable to Banco do Brasil.
[30]	Applicable to BNP.
[31]	Applicable to Bradesco.

Continuation of “Bank Credit Note No. [•]”.

{or}

[The Borrower hereby irrevocably authorizes and instructs the Lender, and constitute the Lender their attorney for this purpose, pursuant to articles 684 and 685 of the Civil Code, until the payment in full of the Total Obligations, to (i) debit from the CCB Account and/or from any bank account of the Borrower with the Lender, to the limit allowed by such funds, the amounts due pursuant to this CCB, undertaking to maintain in the CCB Account and such other bank accounts sufficient and available funds for such payments, on the respective payment dates; (ii) in case of insufficiency of funds, to redeem any of its financial investments held by the Lender, until the limit required for the payment of such amounts owed; and (iii) notwithstanding this Section 4.1.1 above, set-off the amounts due pursuant to this CCB with debts of any nature which the Lender may owe to the Borrower.]32

{or}

[The Borrower hereby irrevocably authorizes and instructs the Lender, and constitute the Lender their attorney for this purpose, pursuant to articles 684 and 685 of the Civil Code, until the payment in full of the Total Obligations, to (i) in case of insufficiency of funds, to redeem any of its financial investments held by the Lender, until the limit required for the payment of such amounts owed; and (ii) notwithstanding this Section 4.1.1 above, set-off the amounts due pursuant to this CCB with debts of any nature which the Lender may owe to the Borrower.]33

{or}

[The Borrower hereby irrevocably authorizes and instructs the Lender, and constitute the Lender their attorney for this purpose, pursuant to articles 684 and 685 of the Civil Code, until the payment in full of the Total Obligations, to (i) debit from the CCB Account and/or from any bank account of the Borrower with the Lender, to the limit allowed by such funds, the amounts due pursuant to this CCB, undertaking to maintain in the CCB Account and such other bank accounts sufficient and available funds for such payments, on the respective payment dates; (ii) in case of insufficiency of funds, to redeem any of its financial investments held by the Lender, until the limit required for the payment of such amounts owed; and (iii) notwithstanding this Section 4.1.1 above, set-off the amounts due pursuant to this CCB with debts of any nature which the Lender may owe to the Borrower.]34

{or}

[The Borrower hereby irrevocably authorizes and instructs the Lender, and constitute the Lender their attorney for this purpose, pursuant to articles 684 and 685 of the Civil Code, until the payment in full of the Total Obligations, to (i) debit from the CCB Account and/or from any bank account of the Borrower with the Lender, to the limit allowed by such funds, the amounts due pursuant to this CCB, undertaking to maintain in the CCB Account and such other bank accounts sufficient and available funds for such payments, on the respective payment dates; (ii) in case of insufficiency of funds, to redeem any of its

[32]	Applicable to Itaú.
[33]	Applicable to MUFG.
[34]	Applicable to Safra.

Continuation of “Bank Credit Note No. [•]”.

financial investments held by the Lender, until the limit required for the payment of such amounts owed; and (iii) notwithstanding this Section 4.1.1 above, set-off the amounts due pursuant to this CCB with debts of any nature which the Lender may owe to the Borrower.]35

{or}

[The Borrower hereby irrevocably authorizes and instructs the Lender, and constitute the Lender their attorney for this purpose, pursuant to articles 684 and 685 of the Civil Code, until the payment in full of the Total Obligations, to (i) debit from the CCB Account and/or from any bank account of the Borrower with the Lender, to the limit allowed by such funds, the amounts due pursuant to this CCB, undertaking to maintain in the CCB Account and such other bank accounts sufficient and available funds for such payments, on the respective payment dates; (ii) in case of insufficiency of funds, to redeem any of its financial investments held by the Lender, until the limit required for the payment of such amounts owed; and (iii) notwithstanding this Section 4.1.1 above, set-off the amounts due pursuant to this CCB with debts of any nature which the Lender may owe to the Borrower.]36

4.2	Payment of Principal. Subject to the payments arising from prepayment and/or acceleration of the Obligations as set forth in this CCB, Principal shall be repaid on the dates (or, if any such date is not a Business Day, on the immediately following Business Day) and percentages of the original Principal amount thereof on the Borrowing Date set forth in the preamble of this CCB, item “Payment of Principal”.

4.3	Payment of Interest. Subject to the payments arising from prepayment and/or acceleration of the Obligations as set forth in this CCB, Interest the loan pursuant to this CCB shall be due and payable on each Interest Payment Date, as set forth in the preamble of this CCB, item “Payment of Interest”.

4.4	Voluntary Prepayment. The Borrower may voluntarily prepay, in whole or in part, all outstanding Loans, provided that:

I.	the Borrower has sent a written notice to the Administrative Agent (for prompt delivery to the Lenders) at least 5 (five) Business Days prior to the intended prepayment date to inform the Administrative Agent of its intention to prepay all or any portion of the Loans, specifying the amount of such prepayment (which must be in an amount of at least R$10,000,000.00 (ten million Reais)) and the relevant prepayment date; provided such notice shall be irrevocable except to the extent conditioned on the consummation of an acquisition, investment, change of control, debt or equity offering, or debt financing, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied;

II.	on the relevant prepayment date, the Borrower shall pay:

(a)	the relevant Principal amount of such prepayment of the CCBs;

(b)	accrued Interest to the date of such prepayment; and

(c)	the Prepayment Cost, provided that the Prepayment Cost will not be due if (i) cumulatively, (A) on or before October 11, 2018, Vrio has not consummated the Parent IPO; (B) the prepayment occurs on or before November 11, 2018; and (C) the Termination Date shall have occurred in connection with such prepayment; or (ii) the prepayment occurs on or after April 11, 2022 (inclusive);

[35]	Applicable to Santander.
[36]	Applicable to Votorantim.

Continuation of “Bank Credit Note No. [•]”.

III.	any voluntary prepayment shall be applied to prepay the remaining installments of all Loans as directed by the Borrower;

IV.	any voluntary prepayment shall be made for the account of the Lenders pro rata in accordance with the respective unpaid Principal amounts of the Loans then due and payable to them; and

V.	amounts that are prepaid may not be reborrowed by the Borrower under the Loan Documents.

4.5	Mandatory Prepayment – Asset Sale. The Borrower (directly or through the Bond Issuers or any Restricted Subsidiary) shall apply 100% (one hundred percent) of the Excess Proceeds from any Asset Sale to (i) prepay the Loans and (ii) to the extent the Bond Indenture or any other Pari Passu Indebtedness of such Person so requires such Person to prepay or to make an offer to purchase a pro rata portion of the notes issued under the Bond Financing and/or obligations under such Pari Passu Indebtedness, to prepay or make an offer to purchase such pro rata portion of the notes issued under the Bond Financing and/or obligations under such Pari Passu Indebtedness in each case based on the outstanding principal amount of such notes, Pari Passu Indebtedness and the Loans, plus the amount of accrued but unpaid interest thereon and in the aggregate maximum amount that may be prepaid or purchased out of the Excess Proceeds from any Asset Sale, within 30 (thirty) days after the date that the Excess Proceeds from any Asset Sale exceed the Excess Proceeds Threshold, provided that:

I.	the Borrower has sent a written notice to the Administrative Agent (for prompt delivery to the Lenders) at least 5 (five) Business Days prior to the mandatory prepayment date to inform the Administrative Agent of such mandatory prepayment, specifying:

(a)	the relevant Asset Sale and the calculation of the Excess Proceeds thereof;

(b)	the amount of such prepayment and/or offer; and

(c)	the relevant mandatory prepayment date and/or offer date;

II.	on the relevant mandatory prepayment date and/or offer date, the Borrower (directly or through the Bond Issuers or any Restricted Subsidiary) shall:

(a)

apply 100% (one hundred percent) of the Excess Proceeds from any Asset Sale to (1) prepay the Loans then outstanding and (2) to the extent the Bond Indenture or any other Pari Passu Indebtedness so requires such Person to prepay or to make an offer to purchase a pro rata portion of the notes issued under the Bond Financing and/or obligations under such Pari Passu Indebtedness, prepay or make an offer to purchase such pro rata portion of the notes issued under the Bond Financing and/or obligations under such Pari Passu Indebtedness in each case based on the outstanding principal amount of such notes, Pari Passu Indebtedness and the Loans, plus the amount of accrued but unpaid interest thereon and in the aggregate the maximum amount that may be prepaid or purchased out of the Excess Proceeds from any Asset Sale, provided that the amounts so applied shall be applied on a pro rata basis to (x) the outstanding Loans along with any accrued but unpaid interest on such Loans and (y) to the extent the Bond

Continuation of “Bank Credit Note No. [•]”.

Indenture or any other Pari Passu Indebtedness requires such Person to prepay or make an offer to purchase the notes issued under the Bond Financing or such Pari Passu Indebtedness, the outstanding principal amount of notes issued under the Bond Financing and/or the outstanding principal amount of such Pari Passu Indebtedness, along with any accrued but unpaid interest on such notes and such Pari Passu Indebtedness provided, further, that, for the purposes of such calculation the amount of the outstanding principal and interest amount of notes under the Bond Financing, and such amounts of obligations under the Pari Passu Indebtedness and the Loans shall be calculated based on the definition of “Indebtedness”; and

(b)	pay the Default Charges (if applicable) and other fees and expenses (if applicable) due under the Total Obligations, provided that such amounts are specified by the Administrative Agent in writing in 5 (five) Business Days as of receipt of the notice mentioned in clause I above;

III.	any mandatory prepayment herein shall be applied to prepay all remaining installments of all Loans on a pro rata basis;

IV.	any mandatory prepayment shall be made for the account of the Lenders pro rata in accordance with the respective unpaid Principal amounts of the Loans then due and payable to them;

V.	amounts that are prepaid may not be reborrowed by the Borrower under the Loan Documents; and

VI.	any amounts that are offered to prepay the notes or Pari Passu Indebtedness as set forth above which are not accepted by such noteholders or the holders of such Pari Passu Indebtedness shall no longer constitute Excess Proceeds and may be used by the Borrower for any purpose not prohibited by the Loan Documents.

4.6	Mandatory Prepayment – Insurance Event. The Borrower (directly or through the Bond Issuers or any Restricted Subsidiary) shall apply 100% (one hundred percent) of the Excess Proceeds from any Insurance Event to (i) prepay the Loans and (ii) to the extent any Pari Passu Indebtedness of such Person so requires such person to prepay or to make an offer to purchase a pro rata portion of the obligations under such Pari Passu Indebtedness, to prepay or make an offer to purchase such pro rata portion of such obligations under such Pari Passu Indebtedness in each case based on the outstanding principal amount of such Pari Passu Indebtedness and the Loans plus the amount of accrued but unpaid interest thereon in the aggregate maximum amount that may be prepaid out of the Excess Proceeds from any Insurance Event, within 30 (thirty) days after the date that the Excess Proceeds from any Insurance Event exceed the Excess Proceeds Threshold, provided that:

I.	the Borrower has sent a written notice to the Administrative Agent (for prompt delivery to the Lenders) at least 5 (five) Business Days prior to the mandatory prepayment date to inform the Administrative Agent of such mandatory prepayment, specifying:

(a)	the relevant Insurance Event and the calculation of the Excess Proceeds thereof;

(b)	the amount of such prepayment and/or offer; and

(c)	the relevant mandatory prepayment date and/or offer date;

Continuation of “Bank Credit Note No. [•]”.

II.	on the relevant mandatory prepayment date and/or offer date, the Borrower (directly or through the Bond Issuers or any Restricted Subsidiary) shall:

(a)	apply 100% (one hundred percent) of the Excess Proceeds from any Insurance Event to (1) prepay the Loans then outstanding and (2) to the extent any Pari Passu Indebtedness so requires such Person to prepay or to make an offer to purchase a pro rata portion of the obligations under such Pari Passu Indebtedness, prepay or make an offer to purchase such pro rata portion of such obligations under such Pari Passu Indebtedness in each case based on the outstanding principal amount of such Pari Passu Indebtedness and the Loans, plus the amount of accrued but unpaid interest thereon and in the aggregate the maximum amount that may be prepaid or purchased out of the Excess Proceeds from any Insurance Event, provided that for the purposes of such calculation the amount of the outstanding principal and interest amount of such amounts of obligations under the Pari Passu Indebtedness and the Loans shall be calculated based on the definition of “Indebtedness”; and

(b)	pay the Default Charges (if applicable) and other fees and expenses (if applicable) due under the Total Obligations, provided that such amounts are specified by the Administrative Agent in writing in 5 (five) Business Days as of receipt of the notice mentioned in clause I above;

III.	any mandatory prepayment herein shall be applied to prepay all remaining installments of all Loans on a pro rata basis;

IV.	any mandatory prepayment shall be made for the account of the Lenders pro rata in accordance with the respective unpaid Principal amounts of the Loans then due and payable to them;

V.	amounts that are prepaid may not be reborrowed by the Borrower under the Loan Documents; and

VI.	any amounts that are offered to prepay the Pari Passu Indebtedness as set forth above which are not accepted by the holders of such Pari Passu Indebtedness shall no longer constitute Excess Proceeds and may be used by the Borrower for any purpose not prohibited by the Loan Documents.

5.	INTEREST

5.1	Interest. Interest on the outstanding Principal shall accrue as set forth in the preamble of this CCB, item “Interest”.

5.2	Discontinuation or Unavailability of the DI Rate. If the DI Rate is discontinued, not publicly available or cannot be applied to the Obligations for any reason whatsoever, (i) the rate applicable to the Obligations shall be the substitute rate as determined by law to replace the DI Rate; (ii) if such substitute rate is not announced or shall cease to be made publicly available, the rate applicable to the Obligations shall be the rate determined by mutual agreement between the Borrower and the Lender; and (iii) if no mutual agreement is reached between the Borrower and the Lender within 60 (sixty) days, the Borrower shall, within 30 (thirty) days, prepay in full the Loans pursuant to Section 4.4 above, provided that the Prepayment Cost shall not apply.

Continuation of “Bank Credit Note No. [•]”.

5.2.1	Each of the Brazilian Guarantors hereby agrees with the provisions in Section 5.2 above and represents that the provisions therein shall not result in novation, as defined and governed by the provisions of article 360 et seq. of the Brazilian Civil Code, and the Aval Guarantee shall remain valid and in full force and effect, including in case that any obligation arises for the Borrower to pay the Obligations in advance, as set forth above, or in case of default of such obligation. Each of the Brazilian Guarantors hereby agrees and undertakes to execute any and all documents that may be required for consummation of the provisions in Section 5.2 above.

6.	DEFAULT CHARGES

6.1	In case of delay or failure to make payment of any of the Obligations, Interest on the past-due amounts will continue to accrue, plus (i) a flat non-compensatory late payment penalty of 2% (two percent); and (ii) late payment interest of 1% (one percent) per month (items (i) and (ii), collectively, “Default Charges”), regardless of judicial or extrajudicial notice.

6.2	If the Lender has to resort to any administrative or legal measures, even in a bankruptcy, court-supervised or out-of-court reorganization or administrative proceeding, a collective creditor collection action or any other similar proceeding to receive any amount relating to the Obligations, then, in addition to the Default Charges, all collection expenses in the judicial or extrajudicial phase, as well as attorney’s fees, under the terms of the applicable law.

7.	TAXES

7.1	All payments made by the Borrower or any Brazilian Guarantor of amounts due under the terms of this CCB and the other Loan Documents shall be made free and clear of deductions or withholdings in respect of any Taxes, due or that may become due, imposed, levied or charged by any Governmental Authority. If the Borrower or any Brazilian Guarantor is required by law to deduct any Taxes from or in respect of any sum payable to the Lender pursuant to this CCB or the other Loan Documents, such sum will be increased as may be necessary so that after making the required deductions, the Lender receives an amount equal to the sum it would have received had no such deductions been made. The Borrower or the Brazilian Guarantors will promptly pay any and all present and future Taxes, including as a result of any increase in the Tax rate or a change in the calculation basis or in the term for its collection, and will indemnify the Lender for and hold it harmless against any such Taxes and any liability arising therefrom or with respect thereto (without duplication of any payment or indemnification made pursuant to Section 12 below). If withholding Tax is applicable, the Borrower or the applicable Brazilian Guarantor will provide the Lender with an original or authenticated copy of the Tax receipt, upon request by the Lender.

8.	GUARANTEE

8.1	Aval Guarantee. The Brazilian Guarantors hereby execute this CCB as sureties, guarantors, principal payors and jointly and severally (amongst themselves and with respect to the Borrower) liable for all obligations of the Borrower under this CCB and for the payment in full of all Obligations under this CCB, including Principal, Interest, Default Charges (if applicable) and Prepayment Cost (if applicable).

8.1.1

Each of the Brazilian Guarantors undertakes to (i) solely require and/or file an action against the Borrower or any other Guarantor in connection with any amount satisfied by it under the Loan Documents after the payment in full of the Total Obligations; and (ii) in case it receives any amount from the Borrower and/or any other Guarantor in connection

Continuation of “Bank Credit Note No. [•]”.

with any amount satisfied by it under the Guarantee prior to the payment in full of the Total Obligations, to transfer such amount to the Lenders (pro rata in accordance with the respective unpaid Principal amounts of the Loans then due and payable to them) within 1 (one) Business Day a from the date of receipt thereof.

8.2	Letters of Guarantee. The Offshore Guarantors have executed the Letter of Guarantee – NY Law and, within 60 (sixty) days from the Borrowing Date, shall have executed the Letters of Guarantee – Local Jurisdiction Law, in each case, as guarantors and jointly and severally liable for all obligations of the Borrower under this CCB and the other CCBs and for the payment in full of all Obligations under this CCB, including Principal, Interest, Default Charges (if applicable), Prepayment Cost (if applicable) and all other Total Obligations.

8.3	Release of Guarantor. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent (with prior notice to the Lender) is hereby irrevocably authorized by each Lender to take any action requested by the Borrower having the effect of releasing any guarantee obligations of any Guarantor (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document, provided that at all times, Vrio will be a Guarantor except if Vrio merges, consolidates or amalgamates with any entity and Vrio is not the surviving entity in which case the successor entity will upon the consummation of such merger, consolidation or amalgamation become a Guarantor and will be substituted for Vrio for all purposes under the Loan Documents; or (ii) that has been expressly consented to by the Lender.

9.	EVENTS OF DEFAULT AND ACCELERATION

9.1	Events of Default. The Lender may declare, in its sole discretion, the Obligations due accelerated and immediately payable, without presentment, demand, protest or other formalities of any kind, upon the occurrence of any of the following events (each event, an “Event of Default”):

I.	Payment Default. Default in payment when due and payable, upon redemption, acceleration or otherwise, of any amounts (including Principal, Interest, Prepayment Cost (if any)) due pursuant to this CCB or any other Loan Documents, which, solely with respect to Interest, remains unremedied for 3 (three) Business Days after the date of the relevant Default.

II.	Non-payment Default. Default by the Borrower or any Guarantor to comply with any of its obligations, covenants or other agreements pursuant to this CCB or any other Loan Documents (other than a Default referred to in clause I above), which remains unremedied for 45 (forty-five) days after the date of the relevant Default, provided that the cure period set forth herein does not apply to (a) the covenant set forth in Section 10.1 below, clause X; or (b) any other Event of Default.

III.	Invalidity, Unenforceability, Illegality. (a) Any of the Loan Documents or any obligation therein shall at any time be suspended, revoked or terminated or for any reason cease to be valid, binding, enforceable or in full force and effect (other than upon expiration in accordance with the terms thereof); or (b) the validity or enforceability of any Loan Document shall be contested by the Borrower, any Guarantor or any Affiliate thereof.

IV.	Guarantees. The Guarantees of any Parent Guarantor or any Material Guarantor for any reason ceases to be in full force and effect or is declared null and void or any responsible officer of any Parent Guarantor or any Material Guarantor denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Total Obligations or the release of any such Guarantee in accordance with Section 8.3 above.

Continuation of “Bank Credit Note No. [•]”.

V.	Representations and Warranties. Any representation or warranty made or deemed made by the Borrower, any Parent Guarantor or any Material Guarantor in any Loan Document or any certified statement furnished by the Borrower, any Parent Guarantor or any Material Guarantor, shall prove to have been incorrect or false in any material respect on or as of the date made or deemed made or furnished.

VI.	Use of Proceeds. Failure by the Borrower to use the proceeds from the Loans as set forth in Section 3.2 above.

VII.	Cross Default. Default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced by any Material Indebtedness, provided, however, that at any time during which the Borrower, the Guarantors and the Restricted Subsidiaries are Affiliates of AT&T, such Default also either (1) results from the failure to pay any principal of such Material Indebtedness at its stated payment date (after giving effect to any applicable grace periods); or (2) relates to an obligation other than the obligation to pay principal of any such Material Indebtedness at its stated payment date and results in the holder or holders of such Material Indebtedness causing such Indebtedness to become due prior to its stated payment date.

VIII.	Cross Acceleration. Any Default under any Material Indebtedness that results in the holder or holders of such Material Indebtedness causing such Material Indebtedness to become due prior to its stated payment date.

IX.	Protests. Protests against the Borrower, any Parent Guarantor or any Material Guarantor the individual or aggregate amount of which is equal to or greater than US$100,000,000.00 (one hundred million Dollars) (or the equivalent thereof in other currencies), except if such protest is cancelled or suspended within the legal term.

X.	Judgment or Arbitral Award. Final non-appealable judgments by court(s) of competent jurisdiction and/or final non-appealable arbitral awards against the Borrower, any Parent Guarantor or any Material Guarantor for the payment of money in an individual or aggregate amount in excess of US$100,000,000.00 (one hundred million Dollars) (or the equivalent thereof in other currencies) (net of amounts covered by (x) insurance for which the insurer thereof has been notified of such claim and has not been denied or (y) valid third party indemnifications for which the indemnifying party thereof has been notified of such claim and has not challenged such indemnification), which judgment(s) remain undischarged, unpaid or unstayed for a period of 60 (sixty) consecutive days.

XI.	Bankruptcy, Insolvency, Reorganization. With respect to:

(a)	the Borrower and/or any Avalista that is a Material Guarantor, (i) declaration of bankruptcy of the Borrower and/or any Avalista that is a Material Guarantor; (ii) voluntary request for bankruptcy by the Borrower and/or any Avalista that is a Material Guarantor; (iii) request for bankruptcy of the Borrower and/or any Avalista that is a Material Guarantor by third parties which is not remedied within the legal term; or (iv) request for judicial recovery or extrajudicial recovery of the Borrower and/or any Avalista that is a Material Guarantor, regardless of the consent or homologation of the respective request; or

Continuation of “Bank Credit Note No. [•]”.

(b)	any Parent Guarantor or any Material Guarantor that is not an Avalista, (i) any Parent Guarantor or any Material Guarantor that is not an Avalista shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts; or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (ii) any Parent Guarantor or any Material Guarantor that is not an Avalista shall make a general assignment for the benefit of its creditors; or (c) there shall be commenced against any Parent Guarantor or any Material Guarantor that is not an Avalista any case, proceeding or other action of a nature referred to in clause (a) above that results in the entry of an order for relief or any such adjudication or appointment and in the case of any involuntary proceeding, such order remains unstayed and in effect for 60 (sixty) consecutive days.

XII.	Seizure, Nationalization, Expropriation. Any Governmental Authority shall take any action to condemn, seize, nationalize, expropriate or appropriate all or any substantial part of the properties of the Borrower, any Parent Guarantor or any Material Guarantor that results in the loss, by the Borrower, such Parent Guarantor or such Material Guarantor, of direct or indirect title of all or any substantial part of its assets or properties (determined on the basis of all of the assets and properties of the Borrower and the Restricted Subsidiaries taken as a whole).

XIII.	Loss or Termination of Governmental Approvals. Loss or termination of any Governmental Approval, including any approval, concession, grant, franchise or license, necessary or desirable in the normal conduct of the business of the Borrower, any Guarantor or any Restricted Subsidiary to the extent that such loss or termination would be expected to have a Material Adverse Effect.

XIV.	Change of Control. The occurrence of (a) a Change of Control; or (b) a change of control, as defined by article 116 of Law No. 6,404, dated December 15, 1976, pursuant to which the new controlling shareholder is a Sanctioned Person.

XV.	Corporate Ratings. Failure by the Borrower, any Parent Guarantor or any Bond Issuer to use its commercially reasonable efforts to maintain corporate level ratings of Vrio by at least 1 (one) Rating Agency (but not any specific ratings), which remains unremedied for 30 (thirty) days after the date that no corporate level ratings are issued by any Rating Agency.

Continuation of “Bank Credit Note No. [•]”.

XVI.	Asset Sale. If the Borrower, any Bond Issuer or any Restricted Subsidiary makes any Asset Sale, unless, cumulatively:

(a)	the Borrower, such Bond Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(b)	at least 75% (seventy-five percent) of the consideration therefor received by the Borrower, such Bond Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of clauses (i) to (v) below will be deemed to be Cash Equivalents for purposes of this clause XVI and for no other purpose:

(i)	any liabilities (as shown on the Borrower’s, such Bond Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on such balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower, such Bond Issuer or such Restricted Subsidiary), of the Borrower, such Bond Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loans, that are assumed by the transferee of any such assets and for which the Borrower, the Guarantors (including the Bond Issuers) and all Restricted Subsidiaries have been unconditionally released from further liabilities by all creditors or their representatives in writing;

(ii)	any securities, notes or other obligations received by the Borrower, such Bond Issuer or such Restricted Subsidiary from such transferee that are converted by the Borrower, such Bond Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 (one hundred eighty) days of the later of such Asset Sale and the day of their receipt;

(iii)	any Designated Noncash Consideration received by the Borrower, such Bond Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that at any one time outstanding, does not exceed the greater of (A) US$100,000,000.00 (one hundred million Dollars); and (B) 4% (four percent) of Consolidated Net Tangible Assets (calculated on a pro forma basis for the most recently ended Test Period on the date of such disposition for which Vrio Financial Statements are available), at the time of receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured by the Borrower, such Bond Issuer or such Restricted Subsidiary at the time received and without giving effect to subsequent changes in value;

(iv)	Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Borrower, the Guarantors and the Restricted Subsidiaries are released by all creditors or their representatives in writing from any guarantee of payment of such Indebtedness in connection with the Asset Sale; and

Continuation of “Bank Credit Note No. [•]”.

(v)	the Fair Market Value of Replacement Assets received by the Borrower, such Bond Issuer or such Restricted Subsidiary; and

(c)	the Borrower makes a prepayment or applies the proceeds pursuant to Section 4.5 above, unless, within the Reinvestment Period, the Borrower, such Bond Issuer or such Restricted Subsidiary, as the case may be, applies the Net Proceeds from such Asset Sale in a Permitted Reinvestment.

XVII.	Restricted Payment. If the Borrower, any Bond Issuer or any Restricted Subsidiary makes a Restricted Payment:

(a)	at any time a Default or Event of Default has occurred and is continuing or would result from such Restricted Payment, except for those as may be required by Applicable Law; or

(b)	in excess of (1) 75% (seventy-five percent) of the Consolidated Net Income of the Bond Issuers and the Restricted Subsidiaries (calculated on a pro forma basis for the most recent Test Period on the date of such Restricted Payment for which Vrio Financial Statements are available) at any time for any such Restricted Payment; plus (2) an amount equal to US$50,000,000.00 (fifty million Dollars).

The amount of all Restricted Payments (other than cash) will be the aggregate of the Fair Market Value on the date of each such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Bond Issuers or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment; provided that such determination of Fair Market Value shall be based upon an Officers’ Certificate of the Bond Issuers. The amount of any Restricted Payment paid in cash shall be its face amount. Not later than the date of making any Restricted Payment, the Bond Issuers shall deliver to the Administrative Agent an Officers’ Certificate of the Issuers stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this clause XVII were computed, together with a copy of any fairness opinion or appraisal required by this CCB.

XVIII.	Designation of Unrestricted Subsidiaries. If any Unrestricted Subsidiary becomes a Restricted Subsidiary other than pursuant to the definition of “Unrestricted Subsidiary”. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Loan Documents. Additionally, on the Borrowing Date, the following entities will be Unrestricted Subsidiaries: DIRECTV Mexico Holdings LLC, Direcnet S.A.C., Grupo Galaxy Mexicana, S.R.L. de C.V., White Holding Mexico S. de R.L. de C.V., Latin American Sports, LLC, T2Green Equipos S.R.L., T2Green Golf, S.R.L., Galaxy Entertainment de Venezuela C.A., Servicios Galaxy Sat III R, C.A. and Galaxy Latin America Venezuela S.R.L.

XIX.	Liens. If the Borrower, any Bond Issuer or any Restricted Subsidiary, directly or indirectly, creates, incurs or assumes any Lien (except Permitted Liens) that secures any obligations under any Indebtedness of the Borrower, any Bond Issuer or any Restricted Subsidiary against or on any asset or property now owned or hereafter acquired by the Borrower, any Bond Issuer or any Restricted Subsidiary (including Capital Stock of its Subsidiaries), or any income or profits therefrom, or assigns or conveys any right to receive income therefrom (the “Initial Lien”), unless:

Continuation of “Bank Credit Note No. [•]”.

(a)	in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Loans or the Guarantee of such Restricted Subsidiary, if any, are secured by a Lien on such property or assets that is senior in priority to such Liens until such time as the Subordinated Indebtedness is no longer secured by such Lien; and

(b)	in all other cases, the Loans or the Guarantee of such Restricted Subsidiary, if any, are equally and ratably secured until such time as such obligations are no longer secured by such Lien;

provided that any Lien which is granted to secure the Loans under this clause XIX will be discharged at the same time as the discharge of the Lien (or the Indebtedness secured by such Lien) that gave rise to the obligation to so secure the Loans. Any such Lien thereby created to secure the Loans will be deemed automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates; or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Bond Issuers of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Bond Issuers or any Restricted Subsidiary of the Bond Issuers in, or all or substantially all the assets of, any Restricted Subsidiary of the Bond Issuers creating such Initial Lien, in each case, in accordance with the provisions of the Loan Documents.

For purposes of determining compliance with this clause XIX, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof; and (B) if a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens”, the Bond Issuers shall, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (which may be based on circumstances existing at such later time as if incurred at such time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this “Limitation on Liens” covenant and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” (or any portion thereof) and in such event, such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses (or any portion thereof) or pursuant to the preceding paragraph.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien will also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness will mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

Continuation of “Bank Credit Note No. [•]”.

XX.	Merger, Consolidation or Sale of All or Substantially All Assets. If any of the following events occur:

(a)	if the Borrower consolidates or merges with or into or winds up into (whether or not the Borrower is the surviving Person), or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties or assets in one or more related transactions, to any Person; or

(b)	if Vrio Finco 1 consolidates or merges with or into or wind up into (whether or not Vrio Finco 1 is the surviving Person), or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)	Vrio Finco 1 is the surviving or continuing Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Vrio Finco 1) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Vrio Finco 1”);

(ii)	the Successor Vrio Finco 1, if other than Vrio Finco 1, expressly assumes all the Total Obligations of Vrio Finco 1 under the Loan Documents pursuant to an amendment thereto and other customary documents;

(iii)	immediately after such transaction no Default or Event of Default exists;

(iv)	immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable Test Period, the Consolidated Net Leverage Ratio for the Successor Vrio Finco 1 and the Restricted Subsidiaries would be less than or equal to the Consolidated Net Leverage Ratio for the Bond Issuers and the Restricted Subsidiaries immediately prior to such transaction;

(v)	each Guarantor, unless it is the other party to the transaction(s) described above, in which case clause (c) below will apply, or unless any such Guarantor has ceased as part of such transaction to be a Guarantor in compliance with the applicable provisions of the Loan Documents, has by an amendment to the Loan Documents confirmed that its Guarantee will apply to such Person’s Total Obligations under the Loan Documents; and

(vi)	Vrio Finco 1 has delivered to the Administrative Agent an Officers’ Certificate of Vrio Finco 1 stating that such consolidation, merger or transfer and the amendment to the Loan Documents and other documents referred to in clause (ii) above comply with the Loan Documents.

Upon compliance with the foregoing, the Successor Vrio Finco 1 will succeed to, and be substituted for, Vrio Finco 1 under the Loan Documents, and in such event, Vrio Finco 1 will automatically be released and discharged from its obligations under the Loan Documents.

Continuation of “Bank Credit Note No. [•]”.

Clause (iii) above will not apply to any consolidation or merger with or into, or wind-up or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets to, an Affiliate if, in the good faith determination of the Board of Directors of Vrio Finco 1 the sole purpose of the transaction is to reincorporate Vrio Finco 1 in another jurisdiction referred to in clause (i) above.

Notwithstanding the foregoing, any Restricted Subsidiary (other than the Borrower) may consolidate, amalgamate with, merge into, or transfer all or part of its properties and assets, to the Bond Issuer or any other Restricted Subsidiary; provided if such Restricted Subsidiary (other than the Borrower) is a Guarantor the surviving person or transferee shall Guarantee the Loans.

Notwithstanding the foregoing, any Restricted Subsidiary of the Bond Issuers (other than the Borrower) may liquidate or dissolve if the Bond Issuers or the Parent Guarantors, on behalf of the Bond Issuers, determine in good faith that such liquidation or dissolution is in the best interests of the Bond Issuers and is not materially disadvantageous to the Lenders.

(c)	subject to certain limitations described in Section 8.3 above governing release of a Subsidiary Guarantor’s Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, if any Subsidiary Guarantor consolidates or merges with or into or winds-up into (whether or not such Subsidiary Guarantor is the surviving Person), or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)	(A) (x) such Subsidiary Guarantor is the surviving or continuing Person; or (y) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or partnership organized or existing under the laws of any member state of the European Union, the United States, any state thereof or the District of Columbia, Argentina, Bolivia, Brazil, Cayman Islands, Chile, Colombia, Curacao, Ecuador, Paraguay, Peru, St. Lucia or Uruguay (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the Total Obligations of such Subsidiary Guarantor under the Loan Documents pursuant to an amendment thereto and other customary documents;

(C) immediately after consummation of such transaction no Default or Event of Default exists; and

(D) Vrio Finco 1 has delivered to the Administrative Agent an Officers’ Certificate of Vrio Finco 1 stating that such consolidation, merger or transfer and the amendment to the Loan Documents and other documents referred to in clause (B) above comply with the Loan Documents; or

Continuation of “Bank Credit Note No. [•]”.

(ii)	the transaction (including the sale, assignment, transfer or disposition of equity interests in such Subsidiary Guarantor) is made in compliance with clause XVI above or with respect to a Subsidiary Guarantor designated as an Unrestricted Subsidiary pursuant to clause XVIII above.

Upon compliance with the foregoing, the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under the Loan Documents.

Clause (i)(C) above will not apply to any consolidation or merger with or into, or wind up or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of properties or assets to, an Affiliate if, in the good faith determination of the Board of Directors of Vrio Finco 1, the sole purpose of the transaction is to reincorporate a Subsidiary Guarantor in a jurisdiction referred to in clause (i) above.

(d)	If Vrio Finco 2 consolidates or merges with or into or winds up into (whether or not Vrio Finco 2 is the surviving Person), or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)	(a) concurrently therewith, a Wholly-Owned Subsidiary of Vrio that is a Restricted Subsidiary and a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia expressly assumes all the obligations of Vrio Finco 2 under the Loan Documents pursuant to an amendment thereto and other customary documents; or (b) after giving effect thereto, at least one obligor on the Loan Documents shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof;

(ii)	immediately after such transaction, no Default or Event of Default exists; and

(iii)	Vrio Finco 2 has delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger or transfer and the amendment to the Loan Documents and other documents referred to in clause (i)(a) above comply with the Loan Documents.

Notwithstanding the foregoing, any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or Vrio Finco 1 without compliance with the provisions of this clause XX.

XXI.	Transactions with Affiliates. If the Borrower, any Bond Issuer or any Restricted Subsidiary makes any payment to, or sells, leases, transfers or otherwise disposes of any of the properties or assets of the Borrower, any Bond Issuer or any Restricted Subsidiary to, or purchases any property or assets from, or enters into or makes or amends any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Bond Issuers (each of the foregoing, an “Affiliate Transaction”) in any one or series of related transactions involving aggregate payments or consideration in excess of US$10,000,000.00 (ten million Dollars), unless:

Continuation of “Bank Credit Note No. [•]”.

(a)	such Affiliate Transaction is on terms that are not materially less favorable to the Borrower, such Bond Issuer or such Restricted Subsidiary than those that could reasonably have been obtained in a comparable transaction by the Borrower, such Bond Issuer or such Restricted Subsidiary with an unrelated Person (or, if there are no comparable transactions involving Persons who are not Affiliates of the Borrower, such Bond Issuer or such Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Bond Issuers have determined to be fair to the Borrower, such Bond Issuer or such Restricted Subsidiary); and

(b)	the Bond Issuers deliver to the Administrative Agent with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of US$50,000,000.00 (fifty million Dollars), a resolution adopted by the majority of the Board of Directors of Vrio Finco 1 (and a majority of the Independent Directors, if any) approving such Affiliate Transaction and certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(i)	transactions between or among the Bond Issuers, the Parent Guarantors or any Restricted Subsidiaries or any Subsidiary Guarantors or between or among Restricted Subsidiaries;

(ii)	(x) Restricted Payments permitted by clause XVII above or the Bond Indenture; and (y) Permitted Investments (other than any Investment by the Bond Issuers or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary; or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Bond Issuers or a Restricted Subsidiary);

(iii)	the payment of reasonable and customary fees, compensation, indemnities and other employment benefits (including severance, retirement, health, option, deferred compensation and other benefit plans) to or for the benefit of, former or current officers, directors, managers, employees, or consultants of the Bond Issuers, Guarantors, or any Restricted Subsidiary;

(iv)	transactions in which the Bond Issuers or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from a Nationally Recognized Independent Financial Advisor stating that such transaction is fair to the Bond Issuers or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) above;

Continuation of “Bank Credit Note No. [•]”.

(v)	transactions pursuant to any agreement in effect as of the Borrowing Date, or any amendment thereto (so long as any such agreement, together with all amendments thereto, taken as a whole, is not more disadvantageous to the Bond Issuers and the Restricted Subsidiaries as determined by the Bond Issuers in any material respect than the agreement in effect as of the Borrowing Date) or any transactions contemplated thereby;

(vi)	the existence of, or the performance by the Bond Issuers or any Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it or any Guarantor is a party as of the Borrowing Date, or any transaction, agreement or arrangement described in the prospectus that is a part of Registration Statement Form S-1 (including amendments thereof) of Vrio filed with the SEC on March 6, 2018, and in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Bond Issuers or any Restricted Subsidiary or any Guarantor of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Borrowing Date will only be permitted by this clause (vi) to the extent that the terms of any such agreement, together with all amendments thereto, taken as a whole, or new agreement are not more disadvantageous as determined by the Bond Issuers to the Lenders or the Bond Issuers and the Restricted Subsidiaries and Guarantors in any material respect than the agreement in effect as of the Borrowing Date;

(vii)	any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Bond Issuers or a Restricted Subsidiary or a Guarantor owns an Equity Interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Bond Issuers or any of their Subsidiaries (other than one or more Restricted Subsidiaries) has a beneficial interest in such joint venture or similar entity;

(viii)	any arrangements pursuant to which the Bond Issuers or any of the Restricted Subsidiaries or a Guarantor purchases programming from AT&T or any of its current or future Affiliates or successors in interest on terms and conditions consistent with such arrangements existing on the Borrowing Date and, taken as a whole in the case of each such arrangement, no less favorable to the Bond Issuers and the Restricted Subsidiaries than those which AT&T or any such Affiliate obtains in comparable transaction with similarly situated customers that are not Affiliates;

(ix)	the issuance of Equity Interests (other than Disqualified Stock) of the Bond Issuers to any Person;

(x)	payments or loans (or cancellation of loans) to employees or consultants of the Parent Guarantors, the Bond Issuers, any other direct or indirect parent company of the Bond Issuers or any Restricted Subsidiary which are approved by an Authorized Officer of the Bond Issuers in good faith;

Continuation of “Bank Credit Note No. [•]”.

(xi)	any contribution of capital to the Parent Guarantors or the Bond Issuers;

(xii)	transactions permitted by, and complying with, the provisions of clause XX above;

(xiii)	transactions with customers, clients, suppliers, purchasers, sellers, licensors or licensees of goods or services, licenses or sublicenses of intellectual property or lease or sublease of assets, in each case, in the ordinary course of business and on terms that are not materially less favorable to the Bond Issuers and the Restricted Subsidiaries than could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Bond Issuer;

(xiv)	the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant, to or for the purpose of the funding of, entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program agreement or arrangement, related trust or other similar agreement and other compensation arrangements, restricted stock plans, long term incentive plan, stock options, stock ownership plans, stock appreciation rights plans, participation plans or similar employee benefits or consultant’s plans (including valuation, health insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) and/or indemnities provided on behalf of officers, employees, directors or consultants approved by the Boards of Directors of the Bond Issuers;

(xv)	transactions with Affiliates in their capacity as holders of Indebtedness or Capital Stock of the Bond Issuers or any Restricted Subsidiary, so long as such Affiliates are treated no more favorably than holders of such Indebtedness or Capital Stock generally;

(xvi)	the Restructuring Transactions and the Parent IPO, and the payment of all fees and expenses related to the Restructuring Transactions and the Parent IPO;

(xvii)	payments by the Bond Issuers (and any direct or indirect parent company of the Bond Issuers) and their Subsidiaries pursuant to Tax sharing agreements among the Bond Issuers (and any direct or indirect parent company of the Bond Issuers) and their Subsidiaries;

(xviii)	pledges and other transfers of Equity Interests in Unrestricted Subsidiaries;

(xix)	investments by the Parent Guarantors in securities of the Bond Issuers or any Restricted Subsidiary; and

(xx)	transactions with Galaxy Entertainment de Venezuela C.A., Servicios Galaxy Sat III R, C.A. and Galaxy Latin America Venezuela S.R.L. in the ordinary course of business and in a manner consistent with past practice.

XXII.	Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. If the Borrower, any Bond Issuer or any Restricted Subsidiary, directly or indirectly, creates or otherwise causes to become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

Continuation of “Bank Credit Note No. [•]”.

(a)	(i) pay dividends or make any other distributions to the Bond Issuers or any Restricted Subsidiary (x) on its Capital Stock or (y) with respect to any other interest or participation in, or measured by, its profits; or (b) pay any Indebtedness owed to the Bond Issuers or any Restricted Subsidiary;

(b)	make loans or advances to the Bond Issuers or any Restricted Subsidiary; or

(c)	sell, lease or transfer any of its properties or assets to the Bond Issuers or any Restricted Subsidiary;

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(i)	encumbrances or restrictions in effect on the Borrowing Date, including, without limitation, pursuant to the Loan Documents, and pursuant to Indebtedness of Restricted Subsidiaries, in each case as in effect on the Borrowing Date;

(ii)	the Bond Financing;

(iii)	purchase money obligations, mortgage financings and Capitalized Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired or leased;

(iv)	Applicable Law or any governmental license, concession, franchise or permit;

(v)	any agreement or other instrument of a Person acquired by the Bond Issuers or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(vi)	contracts or arrangements for the sale or dispositions of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or conditions imposed by Governmental Authorities or otherwise resulting from dispositions required by Governmental Authorities;

(vii)	Secured Indebtedness otherwise permitted to be incurred pursuant to clause XIX above that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(viii)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or consistent with past practice or industry practice;

(ix)	customary provisions in joint venture agreements, limited liability company agreements, partnership agreements, shareholder agreements and other similar arrangements;

Continuation of “Bank Credit Note No. [•]”.

(x)	in the case of a Restricted Subsidiary that is not a Wholly-Owned Subsidiary, restrictions and conditions imposed by its Organizational Documents or any related shareholders, joint venture or other agreements (including restrictions on payments of dividends or other distributions);

(xi)	customary provisions contained in leases, subleases, licenses, sublicenses and other agreements or arrangements entered into in the ordinary course of business;

(xii)	customary provisions restricting assignment of any agreement;

(xiii)	other Indebtedness, Disqualified Stock or preferred stock of the Bond Issuers or any Restricted Subsidiary that is incurred subsequent to the Borrowing Date in compliance with the and either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness, Disqualified Stock or preferred stock are no less favorable in any material respect to the Bond Issuers, taken as a whole, as determined by Vrio Finco 1 or any of its direct or indirect parent companies on behalf of the Bond Issuers in good faith to that effect, than the provisions contained in the Loan Documents or the Bond Indenture as in effect on the Borrowing Date; (B) are not materially more disadvantageous, taken as a whole, to the Lenders than is customary in comparable financing for similarly situated borrowers, and (C) will not materially impair the Borrower’s ability to make payments on the Loans when due, in the good faith judgement of the Borrower;

(xiv)	Applicable Law or any applicable rule, regulation or order in any jurisdiction where Indebtedness, Disqualified Stock or preferred stock of non-U.S. Subsidiaries is issued or permitted to be incurred under this CCB;

(xv)	encumbrances or restrictions pursuant to Swap Obligations; and

(xvi)	any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xv) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Bond Issuers’ Boards of Directors, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this clause XXII, the subordination of loans or advances made to the Bond Issuers or any Restricted Subsidiary will not be deemed a restriction on the ability to make loans or advances.

Continuation of “Bank Credit Note No. [•]”.

XXIII.	Activities of the Parent Guarantors. If any Parent Guarantor conducts, transfers or otherwise engages in any material business or operations; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests in the Bond Issuers and their direct or indirect parents as applicable, including payment of dividends and other amounts in respect of such Equity Interests; (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance); (iii) the performance of its obligations with respect to the Loan Documents, the Bond Indenture and other agreements contemplated thereby and any other refinancing Indebtedness or other Indebtedness of Vrio, the Bond Issuers and their Subsidiaries; (iv) the issuance of equity securities (including Disqualified Stock and preferred stock), payment of dividends, making contributions to the capital of the equity owners of the Bond Issuers and guaranteeing the obligations of the Bond Issuers and their direct or indirect parents as applicable, and the Restricted Subsidiaries to the extent otherwise permitted under this CCB; (v) participating in Tax, accounting and other administrative matters (x) as a member of the equity owners of the Bond Issuers, (y) as a member of any unitary, combined or similar group including Vrio and the equity owners of the Bond Issuers, or (z) with respect to its own business and activities; (vi) holding any cash or property (but not operating any property) received in connection with permitted Restricted Payments pending application of the proceeds thereof; and (vii) providing indemnification to officers and directors.

XXIV.	Additional Guarantors. If, within 30 (thirty) days after the date on which (i) a Restricted Subsidiary (including any Restricted Subsidiary that is created or acquired by the Borrower, any Bond Issuer or one or more Restricted Subsidiaries) (x) becomes a Material Subsidiary; or (y) incurs, guarantees or otherwise becomes an obligor of the Indebtedness under the Bond Financing, such Restricted Subsidiary has not become a Guarantor; or (ii) the Guarantors would represent less than 80% (eighty percent) of the Consolidated Adjusted EBITDA of the Bond Issuers and the Restricted Subsidiaries on a consolidated basis or 80% (eighty percent) of the Total Assets of the Bond Issuers and the Restricted Subsidiaries on a consolidated basis, one or more of the Restricted Subsidiaries has not become Guarantors such that the Guarantors represent at least 80% (eighty percent) of the Consolidated Adjusted EBITDA of the Bond Issuers and the Restricted Subsidiaries on a consolidated basis and at least 80% (eighty percent) of the Total Assets of the Bond Issuers and the Restricted Subsidiaries on a consolidated basis, by, in each case, executing and delivering to the Administrative Agent:

(a)	(i) in case such Restricted Subsidiary is domiciled in Brazil, an amendment to the CCBs; or (ii) in case such Restricted Subsidiary is domiciled outside of Brazil, an amendment or joinder agreement to the Letters of Guarantee or such other local law documentation as is customary, in the reasonable determination of the Borrower, to evidence the guarantee of a Guarantor organized under such local law; and

(b)	an Opinion of Counsel to the effect that such amendment, joinder agreement or other documentation, as the case may be, (i) has been duly authorized, executed and delivered; and (ii) constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

Continuation of “Bank Credit Note No. [•]”.

provided, however, that (A) such Subsidiaries shall not be required to provide a Guarantee if Applicable Law or any contractual obligation not entered into in contemplation of any Loan Document or the provision of a Guarantee would prohibit or limit such Restricted Subsidiary from guaranteeing the Total Obligations; and (B) the Obligations of each Guarantor under its Guarantee will be limited as necessary to recognize certain defenses generally available to Guarantors or other considerations under Applicable Law of the jurisdiction of the Guarantors (including for financial assistance, general statutory limitations, corporate benefits, fraudulent preference, “thin capitalization” and “capital maintenance” rules), and provided, further, that (x) in case of a Subsidiary of a jurisdiction in which a Guarantee has been issued, the terms and conditions of the Guarantee shall be the same as of such issued Guarantee; and (y) in case of Subsidiary of a jurisdiction in which no Guarantee has been issued, the terms and conditions of the Guarantee shall be, to the maximum extent permitted by Applicable Law, substantially equal to the issued Guarantees.

XXV.	Financial Ratios. If either:

(a)	the Consolidated Interest Coverage Ratio, as of the last day of the most recent fiscal quarter for which Vrio Financial Statements are required to be delivered pursuant to this CCB, is lower than 2.0:1.0; or

(b)	the Consolidated Net Leverage Ratio (together with the Consolidated Interest Coverage Ratio, the “Financial Ratios”), as of the most recent fiscal quarter for which Vrio Financial Statements are required to be delivered pursuant to this CCB, exceeds 3.5:1.0;

provided that:

(i)	the date the Financial Ratios shall be tested shall be the date that the Officers’ Certificate is required to be delivered pursuant to Section 10.1 below, clause I, subclause (b)(iv);

(ii)

in the event that any Financial Covenant is not complied with, the Borrower shall have the right (“Cure Right”) (at any time during such period or thereafter until the date that is 30 (thirty) days after the date the Officers’ Certificate is required to be delivered pursuant to Section 10.1 below, clause I, subclause (b)(iv)) to issue Capital Stock for cash or otherwise receive cash contributions to its common equity (“Cure Amount”), and thereupon compliance with the Financial Ratios shall be recalculated giving effect to the following pro forma adjustment: Consolidated Adjusted EBITDA shall be increased (notwithstanding the absence of an addback in the definition of “Consolidated Adjusted EBITDA” therefor), solely for the purposes of determining compliance with the Financial Ratios, including determining compliance with the Financial Ratios as of the end of such fiscal quarter and applicable subsequent periods that include such fiscal quarter, by an amount equal to the Cure Amount. If, after giving effect to the foregoing recalculations (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of the Financial Ratios shall be satisfied, then the

Continuation of “Bank Credit Note No. [•]”.

requirements of the Financial Ratios shall be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Ratios that had occurred shall be deemed cured for the purposes of this CCB; and

(iii)	notwithstanding anything herein to the contrary, (u) in the event that any Financial Covenant is not complied with at the end of any Test Period, no Default or Event of Default shall be deemed to have occurred until the date the Officers’ Certificate is required to be delivered pursuant to Section 10.1 below, clause I, subclause (b)(iv); (v) in each Test Period there shall be at least 2 (two) fiscal quarters in which the Cure Right is not exercised; (w) during the term of this CCB, the Cure Right shall not be exercised more than 4 (four) times; (x) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Ratios; (y) upon the Administrative Agent’s receipt of a notice from the Borrower that it intends to exercise the Cure Right (“Notice of Intent to Cure”), until the 15th (fifteenth) Business Day following the date of delivery of the Officers’ Certificate under Section 10.1 below, clause I, subclause (b)(iv) to which such Notice of Intent to Cure relates, the Lender shall not exercise the right to accelerate the Obligations; and (z) the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for any other purpose under this CCB.

9.2	Upon occurrence of acceleration of the Obligations, the Borrower undertakes to fully pay the Obligations, by means of payment of the outstanding balance of the Principal, accrued by the Interest, calculated on a pro rata temporis basis from the immediately preceding Borrowing Date or Interest Payment Date, as the case may be, to the date of actual payment, without prejudice to the payment of the Default Charges, when applicable, and of any other amounts that may be due by the Borrower and by the Guarantors under this CCB and the other Loan Documents.

9.3	Upon occurrence of acceleration of the Obligations, the funds received by way of payment of the Obligations, including as a result of enforcement of the Guarantee, to the extent that they are being received, shall be immediately applied to pay fully all amounts then due under the Total Obligations. If insufficient funds are received to pay fully all amounts of principal, interest, fees and expenses then due under the Total Obligations, including as a result of enforcement of the Guarantee, such fund shall be applied in the following order, for the account of the Lenders pro rata in accordance with the respective unpaid Principal amounts of the Loans then due and payable to them, in such a way that, once all amount due under the first item have been fully paid, the amounts under the subsequent items are then due, and so on: (i) any amount due by the Borrower or by any of the Guarantors under this CCB or any Loan Documents, other than with respect to the amount provided for in items (ii) and (iii) below; (ii) Interest, Default Charges and other fees and expenses due under the Total Obligations; and (iii) outstanding Principal of the CCBs. The Borrower and the Guarantors will remain liable for the unpaid amounts of the Total Obligations, without prejudice to the collection of Interest, Default Charges and other expenses due under this CCB and the other Loan Documents, deemed valid, uncontested and payable and subject to extrajudicial enforcement.

Continuation of “Bank Credit Note No. [•]”.

10.	COVENANTS OF THE BORROWER AND THE GUARANTORS

10.1	Covenants. Notwithstanding the other obligations undertaken in this CCB and in the other Loan Documents or by law, the Borrower and the Brazilian Guarantors, jointly and severally, hereby undertake to, and each Offshore Guarantor, by way of the Letters of Guarantee, has undertaken to:

I.	Reporting Requirements. Deliver to the Administrative Agent:

(a)	with respect to the Borrower:

(i)	beginning with the fiscal year ended December 31, 2018, within 6 (six) months as of the end of each fiscal year, copy of the audited consolidated financial statements (including balance sheet, income statement, cash flow statement and related notes) of the Borrower (which may include the financial information of DS Technology, LLC), prepared in accordance with IFRS or GAAP (at the determination of the Borrower) with respect to such fiscal year; and

(ii)	beginning with the fiscal quarter ended June 30, 2018, within 45 (forty-five) days as of the end of the first, second and third quarters of each fiscal, a copy of the unaudited balance sheet and income statement (but not the cash flow statement) of the Borrower (which may include the financial information of DS Technology, LLC) (“Borrower Financial Statements”) with respect to such period;

(b)	with respect to Vrio:

(i)	within 3 (three) months as of the end of each fiscal year, copy of the audited Vrio Financial Statements (and the report on such financial statements by Vrio’s independent public accounting firm) with respect to such fiscal year;

(ii)	beginning with the fiscal quarter ended June 30, 2018, within 45 (forty-five) days as of the end of the first, second and third quarters of each fiscal year, copy of Vrio Financial Statements with respect to such period;

(iii)	within the time periods specified in the SEC’s rules and regulations that are then applicable to Vrio, all documents that are filed with or delivered to SEC, provided that any such documents actually filed with or furnished or delivered to SEC shall be deemed delivered to the Administrative Agent; and

(iv)	within five (5) Business Days after each date referred to in clauses (i) and (ii) above, (1) an Officers’ Certificate executed by two Officers of Vrio detailing the calculation of the Financial Ratios; and (2) a reasonably detailed demonstration of the calculation of the Financial Ratios;

(c)	within 2 (two) Business Days of the date of the respective event, information regarding the occurrence of (1) any Default; and/or (2) any Event of Default;

(d)

within 1 (one) Business Day of the date on which it becomes aware of the occurrence of the relevant event, information regarding the occurrence of any event that may have caused a Material Adverse Effect; and

Continuation of “Bank Credit Note No. [•]”.

(e)	promptly at the request by the Lender or the Administrative Agent, provide any such reasonably requested information.

II.	Post-Borrowing Date Deliverables. Within 60 (sixty) days from the Borrowing Date, deliver to the Administrative Agent:

(a)	the Organizational Documents of the Borrower and each Guarantor, and, if required by Applicable Law, (i) duly registered with each relevant Governmental Authority and (ii) with the respective publications, and, in case of the Offshore Guarantors, (1) notarized by a notary public licensed to act as such under the laws of the place of signing; (2) with the signature of such notary public authenticated by a consular official of Brazil or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, or as otherwise provided by an international treaty to which Brazil is a signatory; (3) accompanied by a translation into the Portuguese language transmitted by diplomatic or central authority or executed by a sworn translator; and (4) registered with the appropriate Registry of Deeds and Documents, provided that subclauses (1) to (4) of this clause (a) will not apply to the documents referred to in item (iii) of the definition of “Organizational Documents”;

(b)	documents, including, if necessary, appropriate resolutions authorizing the execution, delivery and performance of the Loan Documents by the Borrower and each Guarantor to which it is a party, and, if required by Applicable Law, (i) duly registered with each relevant Governmental Authority and (ii) with the respective publications, and, in case of the Offshore Guarantors, (a) notarized by a notary public licensed to act as such under the laws of the place of signing; (b) with the signature of such notary public authenticated by a consular official of Brazil or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, or as otherwise provided by an international treaty to which Brazil is a signatory; (c) accompanied by a translation into the Portuguese language transmitted by diplomatic or central authority or executed by a sworn translator; and (d) registered with the appropriate Registry of Deeds and Documents;

(c)	the Master Agreement, duly executed and delivered by each of the parties thereto (including by way of a joinder thereto), and, in case of any signatory executing it outside of Brazil, (i) notarized by a notary public licensed to act as such under the laws of the place of signing; (ii) with the signature of such notary public authenticated by a consular official of Brazil or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, or as otherwise provided by an international treaty to which Brazil is a signatory; (iii) accompanied by a translation into the Portuguese language transmitted by diplomatic or central authority or executed by a sworn translator; and (iv) registered with the appropriate Registry of Deeds and Documents;

(d)

the Letters of Guarantee, duly executed and delivered by each Offshore Guarantor (including by way of a joinder thereto) and (i) notarized by a notary public licensed to act as such under the laws of the place of signing;

Continuation of “Bank Credit Note No. [•]”.

(ii) with the signature of such notary public authenticated by a consular official of Brazil or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, or as otherwise provided by an international treaty to which Brazil is a signatory; (iii) accompanied by a translation into the Portuguese language transmitted by diplomatic or central authority or executed by a sworn translator; and (iv) registered with the appropriate Registry of Deeds and Documents; and

(e)	the Intercreditor Agreement, duly executed and delivered by each of the parties thereto, and, in case of any signatory executing it outside of Brazil, (i) notarized by a notary public licensed to act as such under the laws of the place of signing; (ii) with the signature of such notary public authenticated by a consular official of Brazil or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, or as otherwise provided by an international treaty to which Brazil is a signatory; (iii) accompanied by a translation into the Portuguese language transmitted by diplomatic or central authority or executed by a sworn translator; and (iv) registered with the appropriate Registry of Deeds and Documents.

III.	Bond Indenture. Within 30 (thirty) days from the date of its execution, deliver to the Administrative Agent an executed copy of the Bond Indenture and any amendments or supplements thereto.

IV.	Corporate Existence; Inspection; Book and Records.

(a)	Preserve and maintain, and cause each Guarantor to preserve and maintain, their applicable legal existences, except (x) in the case of a Subsidiary that is a Guarantor where the failure to do so would not reasonably be expected to have a Material Adverse Effect; or (y) as otherwise permitted by this CCB, including Section 9.1 above, clauses XVI and XX;

(b)	Permit, and cause each Restricted Subsidiary that is a Guarantor to permit, no more than once per calendar year (in the aggregate), and at any other time during the existence of any Default or Event of Default, representatives of the Lender or the Administrative Agent, upon reasonable notice, during normal business hours, at the cost and expense of the Borrower and the Guarantors, to examine, copy and make extracts from its books and records, to inspect any of its properties and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Administrative Agent, as instructed by the Lenders;

(c)	Maintain a system of accounting in which full and correct entries shall be made of all of its financial transactions, assets and liabilities, except to the extent that failure to maintain such system would not reasonably be expected to have a Material Adverse Effect;

(d)	Not to amend, modify or otherwise change any of its Organizational Documents without the prior written consent of the Lender (which consent shall not be unreasonably withheld or delayed), except to the extent that such amendment, modification or change would not reasonably be expected to have a Material Adverse Effect;

Continuation of “Bank Credit Note No. [•]”.

(e)	Not to engage in any business other than businesses engaged in by the Borrower, the Guarantors or the Restricted Subsidiaries on the date hereof and similar, related, incidental or complementary businesses or businesses that are a reasonable expansion therefrom (in each case, as determined by the Borrower in good faith); and

(f)	Not to change its fiscal year.

V.	Maintenance of Properties; Insurance. Maintain, and cause each Guarantor to maintain, (a) all of their respective properties used or useful in its business in good working order and condition, except for (1) ordinary wear and tear; and (2) as would not reasonably be expected to have a Material Adverse Effect; and (b) insurance (after giving effect to any self-insurance) on the material properties used or useful in its business in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations; for the avoidance of doubt, insurance on satellites that have been placed into orbit and are operating shall not be deemed customary.

VI.	Governmental Approvals. Maintain, and cause each Restricted Subsidiary to maintain, in full force and effect all Governmental Approvals, including all approvals, concessions, grants, franchises and licenses, from time to time necessary (a) to maintain its respective corporate existence and if applicable, good standing except as would not reasonably be expected to have a Material Adverse Effect; (b) for the normal conduct of its business, except as would not reasonably be expected to have a Material Adverse Effect; and (c) for its authorization, execution and delivery of the Loan Documents to which it is a party, for the due performance of all of its obligations, and the exercise of all of its rights under the Loan Documents to which it is a party.

VII.	Compliance with Applicable Laws. Comply, and cause each Guarantor to comply, with the requirements of all Applicable Laws applicable to the conduct of their businesses (including all Social and Environmental Laws) and orders of any Governmental Authority, except (a) for those being contested in good faith by appropriate proceedings; or (b) as would not reasonably be expected to have a Material Adverse Effect.

VIII.	Payment of Taxes and Other Obligations. Maintain, and cause each Guarantor to maintain, all of its fiscal (local, state and federal), labor, social security and environmental related payment obligations up to date, and any other payment obligations imposed by law, except (a) for those being contested in good faith by appropriate proceedings; or (b) as would not reasonably be expected to have a Material Adverse Effect.

IX.	Taxes. (a) Pay and discharge at or before maturity all of its Tax obligations (whether federal, state or municipal), social security obligations, employment obligations, environmental obligations, and any other obligations arising from Applicable Law, except for those (1) being contested in good faith by appropriate proceedings; or (2) which would not reasonably be expected to have a Material Adverse Effect; and (b) timely file all required Tax returns, except as would not reasonably be expected to have a Material Adverse Effect.

Continuation of “Bank Credit Note No. [•]”.

X.	Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.

(a)	(1) Not to conduct, and cause their respective directors, officers or employees or any Persons acting on behalf of the Borrower and/or any Guarantor not to conduct, business with any Sanctioned Person or in any Sanctioned Country (except as permitted by Applicable Law in respect of Sanctions); (2) in case of knowledge or receipt of any written notice that it or any of the other parties to the Loan Document, their respective Affiliates, any of their respective directors, officers or employees, or any Persons acting on behalf of any party to the Loan Document are named on any of the Sanctions Lists or sanctioned under any of the Sanctions (such occurrence, a “Sanctions Violation”), promptly give written notice to the Administrative Agent and the Lender of such Sanctions Violation; and (3) have in place, and use their respective best efforts to cause each of its Restricted Subsidiaries that are Guarantors to have in place, policies and procedures reasonably designed to ensure compliance the requirements of all applicable Sanctions and this clause X;

(b)	Ensure that the proceeds of the Loans will not be used, directly or, knowingly, indirectly, by the Borrower, Vrio or its Subsidiaries (i) in any manner that would result in the violation of any applicable Sanctions; or (ii) to fund any trade, business or other activities of or with any Sanctioned Person or in any Sanctioned Country (except to the extent permissible for a Person required to comply with Sanctions);

(c)	Ensure that any funds repaid or remitted to the Lender in connection with the Loan Documents shall not be directly or indirectly derived from transactions which would be prohibited by Sanctions applicable to it or would otherwise cause a breach of any Sanctions;

(d)	If, at any time, it becomes unlawful for the Borrower and/or the Guarantors to comply with any of its obligations under the Loan Documents (including as a result of any Sanctions), the Lender shall have no liability for such failure to comply with any such obligation and shall not be liable for any losses which the Borrower and/or the Guarantors may incur as a result therefrom;

(e)	Act, and cause each of its Subsidiaries and all Persons acting on their behalf or at their direction to act, in accordance with the Anti-Corruption Laws, and maintain in effect and enforce policies and procedures reasonably designed to ensure such compliance;

(f)	Not to, and knowingly not permit any of its Subsidiaries or any other Person, when acting on its or its Subsidiary’s behalf or at such Person’s direction, to, give, offer, pay, promise to pay, or otherwise authorize the payment of, directly or indirectly, any money or anything of value to any foreign official for the purpose of influencing any act or decision of such foreign official or of such foreign official’s Governmental Authority, or to secure any improper advantage, for the purpose of obtaining or retaining business for or with, or directing business to, any Person, in violation to any Anti-Corruption Laws; and

(g)	Conduct their businesses in compliance with Applicable Laws in respect of anti-money laundering;

provided that the covenants of this clause X shall have no cure period for the purposes of Section 9.1 above, clause II.

Continuation of “Bank Credit Note No. [•]”.

XI.	Social and Environmental Matters.

(a)	Comply with all Social and Environmental Laws and obtain all documents (including, without limitation, all reports, studies, licenses, authorizations, permissions, certificates and registrations) contemplated thereby and keep in full force and effect the environmental permits, authorizations, grants and other certificates and registrations required for the regular performance of its or its Subsidiaries’ activities, except (a) for those being contested in good faith by appropriate proceedings; or (b) as would not reasonably be expected to have a Material Adverse Effect;

(b)	Inform the Administrative Agent and the Lender of the occurrence of any of the following events within 10 (ten) Business Days of the date on which it becomes aware of the occurrence of the relevant event: (1) violation of any Social and Environmental Laws that would reasonably be expected to have a Material Adverse Effect; (2) occurrence of environmental damage caused by the Borrower and/or any Guarantor or any of the Borrower and/or any Guarantor’s Subsidiaries or affecting any property of the Borrower, any Guarantor and/or any of their Subsidiaries that would reasonably be expected to have a Material Adverse Effect; and/or (3) the commencement and/or existence of any social and environmental claim against any of the Borrower, any Guarantor and/or any of their Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

XII.	Ranking; Priority. Take all promptly actions as may be necessary to ensure that its obligations under the Loan Documents to which it is a party will at all times constitute direct and unconditional general obligations thereof ranking at least pari passu in right of payment with all of its other existing and future senior Indebtedness, including the Bond Financing (except for the pledges provided therein).

XIII.	Further Assurances. Perform, and cause each Guarantor to, perform, from time to time, any and all acts (and execute any and all documents) as may be reasonably necessary (as reasonably requested by the Administrative Agent or any Lender) in order to effect the purposes of the Loan Documents.

11.	REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND THE GUARANTORS

11.1	Representations and Warranties. Each of the Borrower and the Guarantors hereby jointly and severally represents and warrants to the Lenders, on the Borrowing Date, that , and each Offshore Guarantor, by way of the Letters of Guarantee, has represented and warranted to the Lenders, on the Borrowing Date, that:

I.

Existence, Power and Authority. The Borrower and each Guarantor: (a) are corporations, limited liability companies, exempted companies, sociedades de responsabilidad limitada, sociedades comerciales de responsabilidad limitada, compañías limitadas, international business companies, private companies, or corporatives, as the case may be, duly organized, validly existing and, to the extent applicable under the laws of their jurisdiction of organization, in good standing; (b) have all requisite powers, and have all Governmental Approvals, including all approvals, concessions, grants, franchises and licenses, necessary to own or lease their properties and assets and carry on their business as now being or as proposed to be conducted and to do all things necessary or

Continuation of “Bank Credit Note No. [•]”.

appropriate in respect of its business, except as would not be reasonably expected to have a Material Adverse Effect; (c) are duly qualified and are authorized to do business and are in good standing (to the extent applicable) in all jurisdictions in which the ownership, leasing or operation of their property or the nature of the business conducted by them makes such qualification necessary, except as would not be reasonably expected to have a Material Adverse Effect; and (d) have full power, authority and legal right to make, execute, deliver and perform their obligations under each of the Loan Documents to which it is a party, and has taken all corporate or other action necessary to authorize the making, execution, delivery and performance by them of each such Loan Document as has been executed and delivered as of each date this representation and warranty is made.

II.	Subsidiaries. Set forth in Exhibit VI of the Master Agreement is a complete and accurate list of all Subsidiaries of the Borrower and Vrio as of the date hereof, showing as of the Borrowing Date the jurisdiction of its organization, and the direct and indirect ownership interest of the Borrower therein. All of the outstanding Capital Stock in each Subsidiary have been validly issued, are fully paid and non-assessable (to the extent such concepts are applicable in such Subsidiary’s jurisdiction of organization) and are owned by the Borrower and Vrio, as applicable, or one or more of its Subsidiaries free and clear of all Liens (other than Permitted Liens).

III.	Due Authorization; No Conflict. The execution, delivery and performance by the Borrower and each Guarantor of this CCB and each other Loan Document to which it is or is to be a party have been duly authorized by all necessary corporate action (including any necessary shareholder action), and do not: (a) contravene its Organizational Documents, (b) violate any Applicable Law, judgment, award, injunction or similar legal restriction in effect; or (c) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument or other contractual restriction binding upon or affecting it, any of its Subsidiaries or controlling shareholders, or any of its or their respective properties; or (d) result in the creation of any Lien on any of its or their properties.

IV.	No Additional Authorization Required. All Governmental Approvals and other actions by, and all notices to and filings, registrations and annotations with, any Governmental Authority, and all third-party approvals required for (a) the due execution, delivery and performance by the Borrower and each Guarantor of this CCB and each other Loan Document to which it is a party; (b) the legality, validity or enforceability of this CCB and each other Loan Document, have been obtained and are in full force and effect and true copies thereof have been provided to the Administrative Agent and the Initial Lenders; provided that the minutes of the quotaholders authorization of certain Brazilian Guarantors related to the transactions contemplated by the Loan Documents shall be registered with the applicable Board of Trade (Junta Comercial).

V.

Legal Effect. This CCB and each other Loan Document have been duly executed and delivered by the Borrower and each Guarantor, and are legal, valid and binding obligations of the Borrower and each Guarantor, as applicable, enforceable against the Borrower and each Guarantor in accordance with their terms, in each case, except as such enforcement may be limited by applicable

Continuation of “Bank Credit Note No. [•]”.

bankruptcy, insolvency, reorganization (recuperação judicial or recuperação extrajudicial) or other similar laws relating to or affecting the enforcement of creditors’ rights generally and as may be limited by equitable principles of general applicability.

VI.	Financial Statements.

(a)	Vrio has furnished to the Administrative Agent and the Initial Lenders the audited Vrio Financial Statements (and the report on such financial statements by Vrio’s independent public accounting firm) for the year ended December 31, 2017. The Borrower has furnished to the Administrative Agent and the Initial Lenders the Borrower Financial Statements for the year ended December 31, 2017. The audited Vrio Financial Statements (and the report on such financial statements by Vrio’s independent public accounting firm) and the Borrower Financial Statements are complete and correct and present fairly, as of the date therein, in all material respects, the financial position of the Borrower and the Guarantors as at such date and their results of operations and changes in financial position for such period, all of the foregoing with respect to the Vrio Financial Statements in accordance with GAAP;

(b)	None of the Borrower or any Guarantor has any material contingent liabilities, unusual forward or long-term commitments or unrealized losses, except (i) as disclosed in the financial statements referred to in clause (a) above or the notes thereto; (ii) as are not required by GAAP to be reserved or disclosed in the financial statements, as applicable; or (iii) to the extent such liabilities, commitments or losses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c)	Since December 31, 2017, no event or circumstance has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

VII.	Ranking; Priority. The obligations evidenced by this CCB and each of the Loan Documents are unconditional and unsubordinated obligations and will rank at all times at least pari passu with all its other unsecured and unsubordinated obligations, except obligations mandatorily preferred by operation of Applicable Law.

VIII.	No Actions or Proceedings. There is no litigation, action, suit, investigation, claim, arbitration or other proceeding pending or, to the knowledge of the Borrower and each Guarantor, threatened against any of the Borrower and each Guarantor or their Subsidiaries by or before any Governmental Authority or arbitrator that: (a) in the aggregate, has had or, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or (b) purports to affect the legality, validity, binding effect or enforceability of any of the Loan Documents or the transactions contemplated hereby.

IX.	Compliance with Applicable Law. Each of the Borrower, the Guarantors and its Subsidiaries is in compliance with all Applicable Laws, orders of any Governmental Authority applicable to it or its property, any obligations imposed by Applicable Law or entered into with any Governmental Authority, and all agreements and other instruments with or issued by a Governmental Authority that are binding on it or its property, except (a) for those being contested in good faith by appropriate proceedings; or (b) as would not reasonably be expected to have a Material Adverse Effect.

Continuation of “Bank Credit Note No. [•]”.

X.	Commercial Activity; Absence of Immunity. Each of the Borrower and the Guarantors are subject to civil and commercial law with respect to its obligations under the Loan Documents to which it is a party, and the making and performance by it of such Loan Documents constitute private and commercial acts rather than public or governmental acts, to the extent such concepts are applicable. None of the Borrower and each Guarantor nor any of their respective properties is entitled to immunity on the grounds of sovereignty from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) in connection therewith, arising under the Loan Documents.

XI.	Taxes. Each of the Borrower, the Guarantors and their Subsidiaries has filed all Tax returns required to be filed by it (taking into account any applicable extensions) and has paid all Taxes shown to be due thereon and payable, except (a) for those being contested in good faith by appropriate proceedings; or (b) as would not reasonably be expected to have a Material Adverse Effect.

XII.	Legal Form. The Loan Documents are (or upon their coming into existence will be) in proper legal form under their governing law for the enforcement thereof in accordance with their respective terms against the Borrower and each Guarantor party thereto; provided that, for the admissibility in evidence of any Loan Document before Brazilian courts: (a) the signatures of the parties signing each of the Loan Documents outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a consular official of Brazil or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, or as otherwise provided by an international treaty to which Brazil is a signatory; (b) each of the Loan Documents executed in English must be accompanied by a translation into the Portuguese language transmitted by diplomatic or central authority or executed by a sworn translator; and (c) the documents referred to in clause (b) above must be registered with the appropriate Registry of Deeds and Documents.

XIII.	No Broker’s or Finder’s Fees. Except for the Master Agreement, there are no contracts, agreements or understandings between the Borrower and any Person that would give rise to a valid claim against the Borrower, any Guarantor or any Affiliate for a brokerage commission, finders’ fee or other like payment in connection with Loans.

XIV.

Full Disclosure. The information, reports, financial statements, certificates, exhibits and schedules furnished from time to time by (or on behalf of) the Borrower and each Guarantor or any of their Subsidiaries to the Administrative Agent or any Lender in connection with this CCB and the Loan Documents or delivered hereunder or pursuant thereto (other than (a) any information of a general economic or industry specific nature; (b) information provided by third parties; and (c) estimates and other forward-looking information) do not and will not contain any material misstatement of fact or, taken as a whole, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the date as of which such information is stated or certified, provided that, with respect to any projected financial information or appraisals that were prepared

Continuation of “Bank Credit Note No. [•]”.

by or on behalf of any of the Borrower, each Guarantor or their Subsidiaries in connection with the transactions contemplated herein and delivered by the Borrower, each Guarantor or their Subsidiaries to the Administrative Agent or the Lenders prior to the Borrowing Date (“Projections”), the Borrower and each Guarantor represents only that such Projections were prepared in good faith based on assumptions believed to be reasonable at the time of their preparation (and it is recognized by the Lender that (i) Projections and estimates are as to future events and are not to be viewed as facts; (ii) the Projections and estimates are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s and the Guarantors’ control; (c) no assurance can be given that any particular Projection or estimate will be realized; and (d) actual results during the period or periods covered by any such Projections or estimates may differ significantly from the projected results and such differences may be material).

XV.	Title to Assets. Each of the Borrower and the Guarantors and their Subsidiaries has good and marketable title to, or lawfully possesses a valid and subsisting leasehold estate in, all property or assets material to the business, free and clear of all Liens (other than Permitted Liens), and holds such title and all of such property or asset in its own name and not in the name of any nominee or other Person, except to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Borrower and Guarantors and their respective Subsidiaries have insured (after giving effect to any self-insurance) the material properties used or useful in its business in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

XVI.	Intellectual Property. Each of the Borrower and Guarantors and their respective Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents, patent applications and other intellectual property used in the conduct of its business as presently conducted, and the use thereof does not infringe upon the rights of any other Person, except, in each case, to the extent that it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

XVII.	No Default. No default of any covenant or obligation under the Loan Documents or Event of Default exists as of the Borrowing Date.

XVIII.	Solvency. Immediately after giving effect to the consummation of the transactions contemplated in the Loan Documents on the Borrowing Date (a) the fair value of the assets of the Borrower and the Guarantors (taken as a whole), at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the Borrower and the Guarantors, taken together, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (c) the Borrower and the Guarantors, taken together, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after such date.

XIX.

Labor Matters. None of the Borrower and/or each Guarantor is a party to any labor dispute, and there are no strikes, walkouts, lockouts or slowdowns against them pending or, to the best knowledge of the Borrower and each Guarantor, threatened, in each case, which, individually or in the aggregate, would

Continuation of “Bank Credit Note No. [•]”.

reasonably be expected to have a Material Adverse Effect. There is no unfair labor practice complaint pending against any of the Borrower and each Guarantor or, to their best knowledge, threatened against the Borrower and each Guarantor that would reasonably be expected to have a Material Adverse Effect. There is no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement pending against any of the Borrower or each Guarantor or, to their best knowledge, threatened against them that would reasonably be expected to have a Material Adverse Effect.

XX.	Social and Environmental Matters.

(a)	Each of the Borrower and Guarantors is in compliance with the Social and Environmental Laws and the properties of the Borrower and each Guarantor do not contain in its best knowledge, and have not previously contained, Hazardous Materials in amounts or concentrations that constitute a violation of, or reasonably could give rise to liability under Social and Environmental Laws, and those properties and all operations at such properties are, and have been, in material compliance with Social and Environmental Laws, and there is no contamination at, under or about the properties which could interfere with the continued operation of such properties or materially impair the fair market value thereof, except, in each case, to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)	the Borrower and Guarantors have obtained all permits, approvals, identification numbers, licenses or other authorizations required under any Social and Environmental Laws for the conduct of their businesses and operations, and the ownership, operation and use of their property, and all such Environmental Permits are valid, effective and in good standing, except, in each case, to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c)	there is no material administrative, regulatory or judicial action, suit, written demand, directive, claim, lien, notice of non-compliance or violation, investigation or proceeding, notice of liability or potential liability, consent order or consent agreement arising under any Social and Environmental Laws, including (1) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to Social and Environmental Laws; and (2) by any Governmental Authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief pending or threatened, against any of the Borrower and/or Guarantors, or relating to the property owned, leased or operated by any of the Borrower or Guarantors or relating to their operations, and there are no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such claim, except, in each case, to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Continuation of “Bank Credit Note No. [•]”.

XXI.	Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.

(a)	None of the Borrower, each Guarantor, their respective Affiliates or any Persons acting on behalf of the Borrower or any Guarantor is in violation of any Anti-Corruption Laws or anti-money laundering laws;

(b)	None of the Borrower or Guarantors, their respective Affiliates, and, to the best of their knowledge, their respective directors or officers, any Persons which control the Borrower or any Guarantor (whether directly or indirectly) or any Person acting on behalf of the Borrower or Guarantors is a Sanctioned Person;

(c)	None of the Borrower or Guarantors or any Person acting on behalf of the Borrower or any Guarantor (1) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any applicable Sanctions; or (2) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable Sanctions;

(d)	Each of the Borrower and the Guarantors has implemented and maintains in effect policies reasonably designed to promote compliance by the Borrower, the Guarantors and their respective directors, officers and employees, with any Sanctions, Anti-Corruption Laws and anti-money laundering laws; and

(e)	Neither the Borrower nor any Guarantors have been or are included on the SDN List, nor have a physical place of business in, nor are organized under the laws of any Sanctioned Country.

XXII.	Use of Proceeds. The Borrower and the Guarantors will not use the proceeds of the Loans directly or, knowingly, indirectly, (a) to finance the activities or business (i) of or with any Sanctioned Person; or (ii) in, or with the government of, any of the Sanctioned Countries, except in each case, insofar as authorized by the Applicable Laws of Brazil or the United States of America; or (b) in a manner that violates the provisions of Social and Environmental Laws; or (c) in a manner that constitutes a breach of Anti-Corruption Laws.

XXIII.	DI Rate. Are aware and fully agree with the release and assessment procedures of the DI Rate, and the calculation of the Interest was freely agreed by the Borrower and Guarantors, in good faith.

12.	EXPENSES AND INDEMNIFICATION

12.1

Expenses. The Borrower and the Brazilian Guarantors, jointly and severally, agree to, and each Offshore Guarantor, by way of the Letters of Guarantee, has agreed to, pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Lenders (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this CCB and the other Loan Documents, in each case such counsels as already previously approved by the Borrower (regardless of the transactions herein and therein having been consummated); and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Lenders (taken as a whole) (including the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent or the Lenders (taken as a whole) in Brazil and in New York and an

Continuation of “Bank Credit Note No. [•]”.

additional single counsel in any jurisdiction in which the Lender seek to enforce upon a Guarantee), in connection with any amendment, modification or waiver of the provisions of this CCB and the other Loan Documents or the enforcement or protection of its rights under this CCB and the other Loan Documents, including its rights under this Section.

12.2	Indemnification. The Borrower and the Brazilian Guarantors, jointly and severally, agree to, and each Offshore Guarantor, by way of the Letters of Guarantee, has agreed to, indemnify the Administrative Agent (and any sub-agent thereof), the Lender, and each Related Party of each of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any Guarantor) arising out of, in connection with, or as a result of:

I.	(a) the execution or delivery of this CCB, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby; (b) the loan granted pursuant to this CCB or the use or proposed use of the proceeds thereof; or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Guarantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available (i) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee; or (ii) to the extent arising from any dispute among Indemnitees and their Related Parties (other than any such suit brought against an Indemnitee in its capacity as Lender and other than any claims arising out of any act or omission on the part of the Borrower, the Guarantors or their respective affiliates); provided, further, that, the foregoing indemnity will not, as to any Indemnitee, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise directly from a material breach of the obligations of such Indemnitee or any of its Related Parties under the Loan Documents; and

II.	final and non-appealable judgments in connection with respect to the use of proceeds of the Loans that violate any Social and Environmental Laws, in each case where such judgments have been determined by a court of competent jurisdiction.

13.	TRANSFER AND REGISTRATION OF THIS CCB

13.1	Assignment or Transfer by the Borrower or the Brazilian Guarantors. Neither the Borrower nor any Brazilian Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

13.2	Assignment or Transfer by the Lender. The Lender may, in its sole discretion, including pursuant to Section 13.3 below, endorse, assign or otherwise transfer, this CCB, provided that the Administrative Agent and the Borrower shall be informed of such endorsement, assignment or transfer 2 (two) Business Days prior to the effective date of such endorsement, assignment or transfer, on which date the endorsee, assignee or acquirer shall become the Lender for all purposes of this CCB.

Continuation of “Bank Credit Note No. [•]”.

13.2.1	Unless otherwise expressly established, the endorsement of this CCB shall be at all times without co-obligation of the endorser.

13.2.2	The endorsement, assignment or disposition of this CCB shall transfer the title to this CCB to the endorsee, assignee or acquirer, which shall become liable for all terms, conditions, rights, claims, actions and obligations arising out of this CCB and from any other Loan Documents as from the date of such endorsement, assignment or disposal.

13.2.3	The Borrower and the Brazilian Guarantors shall treat any successor, endorsee, assignee or acquirer of this CCB as an original lender, assuring their full and unrestricted exercise of all rights and prerogatives attributed to the Lender under the Loan Documents.

13.3	Registration with B3. This CCB may be registered with B3, at the Borrower’s expenses, in which case the Lender shall be the custodian institution and the payment agent of this CCB for the purposes of B3, in charge of the physical safeguard hereof.

13.3.1	For so long as the CCB remains registered with B3, any assignment or transfer thereof shall be made solely within the electronic systems of B3.

13.3.2	In case of default of this CCB, it shall be taken from custody with B3.

14.	CREDIT INFORMATION SYSTEM (SCR)

14.1	SCR. The Borrower and the Brazilian Guarantors hereby authorize the Lender, at any time, including after termination of this CCB, to:

I.	supply to the Central Bank of Brazil, to be entered into the SCR, information about the amount of their due and overdue debts, including delayed debts and transactions written down with loss, as well as the amount of the co-obligations undertaken and the guarantees provided; and

II.	consult the SCR about any existing information on behalf of the Borrower and the Brazilian Guarantors.

14.2	Purpose of SCR. The purpose of the SCR is to provide the Central Bank of Brazil with information about credit transactions for purposes of supervision of the credit risk and for exchange of information among financial institutions. The Borrower and the Brazilian Guarantors acknowledge that any consultation to the SCR by the Lender requires such previous authorization and ratify any consultation previously made for purposes of this engagement. The Borrower and the Brazilian Guarantors may have access, at any time, to the SCR data through the means made available to them by the Central Bank of Brazil and, in case of any divergence in the SCR data supplied by the Lender, the Borrower and the Brazilian Guarantors may request any correction, exclusion or entering of supplementary annotation, including legal measures, upon written and substantiated request to the Lender.

15.	COMMUNICATIONS

15.1

Communications. All communications hereunder shall always be sent in writing (including by telecopy or electronic transmission), in Portuguese and English, to the addresses below, and they shall be deemed received upon delivery, by filing or upon “return receipt” issued by the Brazilian mail (Empresa Brasileira de Correios e Telégrafos). Communications made by electronic mail shall be deemed received on the date on which they are sent,

Continuation of “Bank Credit Note No. [•]”.

provided that receipt thereof is confirmed by indicative (confirmation of receipt issued by the machine used by the sender). The change in any of the addresses below shall be communicated to other parties by the party the address of which has changed.

I.	to the Borrower:

Sky Serviços de Banda Larga Ltda.

Avenida das Nações Unidas 12.901, 14º andar, sala A, Torre Norte

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

With a copy to (which shall not constitute communication for the purposes of this CCB):

Veirano Advogados

Avenida Brigadeiro Faria Lima 3477, 16º andar

04538-133 São Paulo, SP, Brazil

Attn.: Ricardo Veirano / Daniela Pellegrino Anversa

Telephone: (5511) 2313-5702 / (5511) 2313-5805

E-mail: ricardo.veirano@veirano.com.br / daniela.anversa@veirano.com.br

II.	to the Brazilian Guarantors, subject to Section 15.2 below:

(name of Brazilian Guarantor)

C/o. Sky Serviços de Banda Larga Ltda.

Avenida das Nações Unidas 12.901, 14º andar, sala A, Torre Norte

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

With a copy to (which shall not constitute communication for the purposes of this CCB):

GLA Brasil Ltda.

Avenida das Nações Unidas 12.901, 15º andar, sala A, Torre Norte

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

Partel Participações Ltda.

Avenida das Nações Unidas 12.901, 14º andar, parte 1, Torre Norte

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

ACOM Comunicações Ltda.

Avenida das Nações Unidas 12.901, 14º andar, parte 2

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

Continuation of “Bank Credit Note No. [•]”.

ACOM TV Ltda.

Avenida das Nações Unidas 12.901, 14º andar, parte 3, Torre Norte

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

Bahiasat Comunicações Ltda.

Avenida Santos Dumont 4.487, salas 252/253, parte B do Shopping Passeio

Norte Km 3,5, Estrada do Coco

42700-000 Lauro de Freitas, BA, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

MMDS Bahia Ltda.

Avenida Santos Dumont 4.487, salas 252/253, parte B do Shopping Passeio

Norte Km 3,5, Estrada do Coco

42700-000 Lauro de Freitas, BA, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

Veirano Advogados

Avenida Brigadeiro Faria Lima 3477, 16º andar

04538-133 São Paulo, SP, Brazil

Attn.: Ricardo Veirano / Daniela Pellegrino Anversa

Telephone: (5511) 2313-5702 / (5511) 2313-5805

E-mail: ricardo.veirano@veirano.com.br / daniela.anversa@veirano.com.br

III.	to the Lender:

[Banco Citibank S.A.

Avenida Paulista 1111, 10º andar

01311-920 São Paulo, SP, Brasil

Attn.: Luisa Glogowsky

Telephone: (11) 4009-7126

E-mail: luisa.glogowsky@citi.com]

{or}

[Goldman Sachs do Brasil Banco Múltiplo S.A.

Rua Leopoldo Couto Magalhães Jr. 700, 16º andar (parte), 17º andar e 18º andar (parte)

04542-000 São Paulo, SP, Brasil

Attn.: FICC-Operations-Brasil

Telephone: (5511) 3371 0830

E-mail: ficc-ops-br-cm@gs.com

Attn.: Departamento Jurídico

Telephone: (5511) 3371-0700

E-mail: gs-legal-brazil@gs.com]

{or}

Continuation of “Bank Credit Note No. [•]”.

[Banco J.P. Morgan S.A.

Avenida Brigadeiro Faria Lima 3729, 6º, 7º e 10º ao 15º andares

04538-905 São Paulo, SP, Brasil

Attn.: CPSD Brazil

Telephone: (5511) 4950-3873 / (5511) 4950-2979

E-mail: cpsd_brazil@jpmorgan.com]

{or}

[Banco Morgan Stanley S.A.

Avenida Brigadeiro Faria Lima 3600, 6º andar e 8º andar

04538-132 São Paulo, SP, Brasil

Attn.: Elaine Souza

Telephone: (5511) 3048-6118

E-mail: spderivops@ms.com]

{or}

[Banco do Brasil S.A.

Avenida Paulista, 1230, 15° andar, Torre Matarazzo, Bela Vista

01311-200 São Paulo, SP, Brasil

Attn.: Alessandra Camperlingo

Telephone: (5511) 4298-6076

E-mail: alecampe@bb.com.br

Attn.: Sidnei Souza Muniz

Telephone: (5511) 4298-6099

E-mail: sidneimuniz@bb.com.br

Attn.: José Luiz Roman

Telephone: (5511) 4298-6634

E-mail: jlr@bb.com.br]

{or}

[Banco BNP Paribas Brasil S.A.

Avenida Presidente Juscelino Kubitschek 510, 12º andar

04543-906 São Paulo, SP, Brasil

Attn.: Paul Zelezik

Telephone: (5511) 3365.4527

E-mail: paul.zelezik@br.bnpparibas.com]

{or}

Continuation of “Bank Credit Note No. [•]”.

[Banco Bradesco S.A.

Avenida Brigadeiro Faria Lima 3064, 3º andar

01451-000 São Paulo, SP, Brasil

Attn.: Francisco Armando – Bradesco Corporate – Gerente Regional

Telephone: + 55 (11) 3847-9599

E-mail: francisco.armando@bradesco.com.br

Attn.: Hugo Keiti Oikawa Furumoto

Bradesco Corporate – Gerente de Relacionamento

Telephone: + 55 (11) 3847-5738

E-mail: hugo.furumoto@bradesco.com.br

Attn.: Thiago Munhoz – Bradesco BBI – Investment Banking

Telephone +55 (11) 3847-5300

E-mail: thiago.munhoz@bradescobbi.com.br

Attn.: Ricardo Tardelli Catelli – Bradesco BBI – Investment Banking

Telephone: + 55 (11) 3847-5315

E-mail: ricardo.catelli@bradescobbi.com.br

Attn.: Caroline Bianca Fracasso Bachiega

Bradesco Empréstimos e Financiamentos

Telephone: + 55 (11) 3847-5714

E-mail: caroline.fracasso@bradesco.com.br

Attn.: Renata Antonini Machida – Bradesco Jurídico

Telephone: + 55 (11) 3847-9740

E-mail: renata.machida@bradescobbi.com.br

Attn.: Juliana Leite de Figueiredo – Bradesco Jurídico

Telephone: + 55 (11) 3847-9722

E-mail: juliana.figueiredo@bradesco.com.br]

{or}

[Itaú Unibanco S.A.

Avenida Brigadeiro Faria Lima 3400, 10º andar, Itaim Bibi

04538-132 São Paulo, SP, Brasil

Attn.: Cleber Cavalcante Diniz

Telephone: (5511) 3708-2641

E-mail: ibba-miboperacoes@itaubba.com]

{or}

[Banco MUFG Brasil S.A.

Avenida Paulista 1274

01310-925, São Paulo, SP, Brasil

Attn.: Matheus Girardi Cavalari

Telephone: (5511) 3268-0328

E-mail: mgcavalari@br.mufg.jp

Attn.: Renato Ajimura

Telephone: (5511) 3268-0297

E-mail: rajimura@br.mufg.jp]

{or}

Continuation of “Bank Credit Note No. [•]”.

[Banco Safra S.A.

Avenida Paulista, 2100

01310-930 São Paulo, SP, Brasil

Attn.: Michele Jeronymo Fleissig

Telephone: (5511) 3175-7636

E-mail: michele.jeronymo@safra.com.br

Attn.: Thiago Schober Gonçalves Lima

Telephone: (5511) 3175-9816

E-mail: thiago.schober@safra.com.br]

{or}

[Banco Santander (Brasil) S.A.

Avenida Presidente Juscelino Kubitschek, 2041 e 2235, bloco A, 24º andar

04543-011 São Paulo, SP, Brasil

Attn.: Pol Font

Telephone: (5511) 3553-7121

E-mail: pfont@santander.com.br

Attn.: Álvaro Dantas

Telephone: (5511) 3012-7104

E-mail: adantas@santander.com.br]

{or}

[Banco Votorantim S.A.

Avenida das Nações Unidas, 14171, torre Ebony, 15º andar

04794-000 São Paulo, SP, Brasil

Attn.: Daniel Olivieri

Telephone: (5511) 5171-2232

E-mail: daniel.olivieri@bancovotorantim.com.br

Attn.: Allan Barreto

Telephone: (5511) 5171-2668

E-mail: allan.barreto@bancovotorantim.com.br

Attn.: Fernando Queiroz

Telephone: (5511) 5171-3439

E-mail: fernando.queiroz@bancovotorantim.com.br]

15.2	Appointment of Attorney-in-Fact. Each Brazilian Guarantor hereby, irrevocably, pursuant to articles 684 and 685 of the Civil Code, as a condition to the transactions hereby and until the full payment of the Total Obligations appoints the Borrower as its attorney-in-fact to receive, on its behalf, notices, summons and judicial inquiries, and each Brazilian Guarantor hereby acknowledges that notices, summons and judicial inquiries will be valid for the purposes of Brazilian law. The Borrower shall inform each Brazilian Guarantor the receipt of notices, summons and judicial inquiries addressed to such Brazilian Guarantor.

16.	LIMITED CONDITION ACQUISITION

16.1

Limited Condition Acquisition. With respect to any acquisition for which (x) a Guarantor, the Bond Issuers or any Subsidiary of the Bond Issuers may not terminate its obligations due to a lack of financing for such acquisition (whether by merger, consolidation or other business combination or the acquisition of Capital Stock or otherwise); as applicable; and (y) repayment, repurchase or refinancing of Indebtedness with respect to which an irrevocable notice of repayment (or similar irrevocable notice) has been delivered, for

Continuation of “Bank Credit Note No. [•]”.

purposes of determining whether any Lien being incurred is permitted to be incurred pursuant to clause (28)(ii) of the definition of “Permitted Liens”:

I.	the Bond Issuers or the Subsidiary, as the case may be, may use the date that the definitive agreement for such acquisition or repayment, repurchase or refinancing of Indebtedness is entered into (the “Transaction Agreement Date”) as the applicable date of determination, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the applicable provision or definition; and

II.	for the avoidance of doubt, if a Parent Guarantor, the Bond Issuers or a Subsidiary, as the case may be, elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, any fluctuation or change in the Consolidated Net Tangible Assets of the Issuers, the target business, or assets to be acquired subsequent to the Transaction Agreement Date and prior to the consummation of such acquisition or repayment, repurchase or refinancing of Indebtedness, will not be taken into account for purposes of determining whether any Lien that is being incurred in connection with such acquisition or repayment, repurchase or refinancing of Indebtedness is permitted to be incurred or in connection with compliance by the Issuers or any of the Restricted Subsidiaries with any other provision of the Agreement or any other transaction undertaken in connection with such acquisition or repayment, repurchase or refinancing of Indebtedness. In addition, for purposes of this CCB, the compliance with any requirement relating to absence of Default or Event of Default may be determined as of the Transaction Agreement Date and not as of any later date as would otherwise be required hereunder.

17.	MISCELLANEOUS

17.1	Irrevocability; Binding Effect. The obligations undertaken in this CCB are irrevocable and binding on the Borrower, the Brazilian Guarantors and their successors, in any capacity, to full compliance therewith.

17.2	Amendment. Any amendment hereto will only be deemed valid if made in writing, in a proper instrument executed by the Borrower, the Brazilian Guarantors and the Lender, subject to the Intercreditor Agreement.

17.3	Severability. The invalidity or nullity, in whole or in part, of any of the sections of this CCB shall not affect any other sections hereof, which shall remain valid and effective until compliance by the Borrower and the Brazilian Guarantors with all their obligations set forth herein.

17.4	No Waiver or Loss of Right. Any tolerance, partial exercise or concession among the Parties shall be deemed mere liberality rather than waiver or loss of any right, entitlement, privilege, prerogative or powers granted (including power of attorney) and shall not result in novation, amendment, compromise, remission, modification or reduction of the rights and obligations arising out of this CCB.

17.5	Extrajudicial Enforcement Instrument. The Borrower and the Brazilian Guarantors acknowledge this CCB as an extrajudicial enforcement instrument (título executivo extrajudicial), pursuant to article 784, clauses III and XII, of the Civil Procedure Code and article 28 of Law No. 10.931, dated August 2, 2004.

Continuation of “Bank Credit Note No. [•]”.

17.6	Specific Performance. For the purposes of this CCB, the Lender may, in its sole discretion, seek specific performance of the obligations assumed hereunder by the Borrower and the Brazilian Guarantors, pursuant to the provisions of articles 497 et seq., 538 and the provisions on the several enforcement types (article 797 et seq.), of the Civil Procedure Code, notwithstanding the right to accelerate the Obligations.

17.7	Other Benefits and Protections. In exercising its rights provided for herein, the Lender shall have all benefits and protections granted to it in the other Loan Documents.

17.8	Set-off. Each of the Borrower and the Brazilian Guarantors hereby authorizes the Lender to set-off any amounts owed to it by the Borrower or such Brazilian Guarantor to with any amounts owed by the Lender to the Borrower or such Brazilian Guarantor, as the case may be, thus applying the set-off pursuant to article 368 et seq. of the Civil Code.

17.9	CCCB. This CCB may, regardless of any prior notice to the Borrower or the Brazilian Guarantors, be included as an underlying asset of a certificate of bank credit certificate (certificado de cédula de crédito bancário – CCCB).

17.10	Credit Information System. The Borrower represents that it will account this transaction in accordance with the accounting principles accepted in Brazil and authorizes the supply of information relating to the obligations undertaken herein or arising out of any credit transactions granted to it for registration in the Credit Information System of the Central Bank, as required by the Applicable Law.

17.11	Record Data. The Borrower and the Brazilian Guarantors hereby AUTHORIZE the Affiliates of the Lender and of the Administrative Agent, in Brazil and abroad, to ACCESS all their RECORD DATA and to obtain information of the Borrower and/or the Brazilian Guarantors relating to transactions carried out with any of the companies of the Lender and the Administrative Agent, for the purpose of (i) processing said information in operating systems pursuant to the law of the location where it shall be processed; and (ii) exchanging information with positive and negative credit systems and entities that provide credit information and restrictions registrations. The Borrower and any such companies controlling, controlled by or under common control with the Borrower, and its subsidiaries, representation offices, agents, and third parties may transfer or disclose any information relating to the Loan Documents, if such is required by law, court of law, regulatory agency, any authority or legal proceeding (that including administrative procedures and requests by the Internal Revenue Services).

17.12	Counterparts. This CCB is issued in 2 (two) counterparts, and only the Lender’s counterpart is negotiable.

18.	GOVERNING LAW

18.1	Governing Law. This CCB will be governed by the laws of Brazil.

Continuation of “Bank Credit Note No. [•]”.

19.	VENUE

19.1	Venue. The venue of the Judicial District of the City of São Paulo, State of São Paulo, will be used to settle any disputes that may arise out of this CCB, excluding any other.

São Paulo, April 9, 2018.

(The signatures follow on the next 2 (two) pages.)

(Remainder of this page intentionally left blank.)

Continuation of “Bank Credit Note No. [•]”.

BORROWER:

SKY SERVIÇOS DE BANDA LARGA LTDA.

Name: Title:	Name: Title:

BRAZILIAN GUARANTORS:

GLA BRASIL LTDA.

Name: Title:	Name: Title:

PARTEL PARTICIPAÇÕES LTDA.

Name: Title:	Name: Title:

ACOM COMUNICAÇÕES LTDA.

Name: Title:	Name: Title:

ACOM TV LTDA.

Name: Title:	Name: Title:

BAHIASAT COMUNICAÇÕES LTDA.

Name: Title:	Name: Title:

Continuation of “Bank Credit Note No. [•]”.

MMDS BAHIA LTDA.

Name: Title:	Name: Title:

Exhibit 4.6

BANK CREDIT NOTE NO. [•]

EXHIBIT I

CCBS

	Initial Lender	CCB No.	Original Principal Amount
1.	Banco Citibank S.A.	SKY0001	R$51.000.000,00
2.	Banco Citibank S.A.	SKY0002	R$51.000.000,00
3.	Banco Citibank S.A.	SKY0003	R$51.000.000,00
4.	Banco Citibank S.A.	SKY0004	R$51.000.000,00
5.	Banco Citibank S.A.	SKY0005	R$51.000.000,00
6.	Banco Citibank S.A.	SKY0006	R$51.000.000,00
7.	Banco Citibank S.A.	SKY0007	R$51.000.000,00
8.	Goldman Sachs do Brasil Banco Múltiplo S.A.	001/2018	R$50.000.000,00
9.	Goldman Sachs do Brasil Banco Múltiplo S.A.	002/2018	R$50.000.000,00
10.	Goldman Sachs do Brasil Banco Múltiplo S.A.	003/2018	R$50.000.000,00
11.	Goldman Sachs do Brasil Banco Múltiplo S.A.	004/2018	R$50.000.000,00
12.	Goldman Sachs do Brasil Banco Múltiplo S.A.	005/2018	R$50.000.000,00
13.	Goldman Sachs do Brasil Banco Múltiplo S.A.	006/2018	R$25.000.000,00
14.	Goldman Sachs do Brasil Banco Múltiplo S.A.	007/2018	R$25.000.000,00
15.	Goldman Sachs do Brasil Banco Múltiplo S.A.	008/2018	R$25.000.000,00
16.	Goldman Sachs do Brasil Banco Múltiplo S.A.	009/2018	R$32.000.000,00
17.	Banco J.P. Morgan S.A.	SKY0001	R$50.000.000,00
18.	Banco J.P. Morgan S.A.	SKY0002	R$50.000.000,00
19.	Banco J.P. Morgan S.A.	SKY0003	R$50.000.000,00
20.	Banco J.P. Morgan S.A.	SKY0004	R$50.000.000,00
21.	Banco J.P. Morgan S.A.	SKY0005	R$50.000.000,00
22.	Banco J.P. Morgan S.A.	SKY0006	R$50.000.000,00
23.	Banco J.P. Morgan S.A.	SKY0007	R$57.000.000,00
24.	Banco Morgan Stanley S.A.	201800001	R$25.000.000,00
25.	Banco Morgan Stanley S.A.	201800002	R$25.000.000,00
26.	Banco Morgan Stanley S.A.	201800003	R$25.000.000,00
27.	Banco Morgan Stanley S.A.	201800004	R$25.000.000,00
28.	Banco Morgan Stanley S.A.	201800005	R$25.000.000,00
29.	Banco Morgan Stanley S.A.	201800006	R$25.000.000,00
30.	Banco Morgan Stanley S.A.	201800007	R$28.500.000,00
31.	Banco do Brasil S.A.	191.101.042	R$357.000.000,00
32.	Banco BNP Paribas Brasil S.A.	CCB-00014/18	R$25.000.000,00
33.	Banco BNP Paribas Brasil S.A.	CCB-00015/18	R$25.000.000,00
34.	Banco BNP Paribas Brasil S.A.	CCB-00016/18	R$25.000.000,00
35.	Banco BNP Paribas Brasil S.A.	CCB-00017/18	R$25.000.000,00
36.	Banco BNP Paribas Brasil S.A.	CCB-00018/18	R$25.000.000,00
37.	Banco BNP Paribas Brasil S.A.	CCB-00019/18	R$25.000.000,00
38.	Banco BNP Paribas Brasil S.A.	CCB-00020/18	R$25.000.000,00
39.	Banco BNP Paribas Brasil S.A.	CCB-00021/18	R$25.000.000,00
40.	Banco BNP Paribas Brasil S.A.	CCB-00022/18	R$25.000.000,00
41.	Banco BNP Paribas Brasil S.A.	CCB-00023/18	R$25.000.000,00
42.	Banco BNP Paribas Brasil S.A.	CCB-00024/18	R$25.000.000,00
43.	Banco BNP Paribas Brasil S.A.	CCB-00025/18	R$27.000.000,00
44.	Banco BNP Paribas Brasil S.A.	CCB-00026/18	R$27.000.000,00
45.	Banco BNP Paribas Brasil S.A.	CCB-00027/18	R$28.000.000,00
46.	Banco Bradesco S.A.	237.2372.271402-1	R$357.000.000,00
47.	Itaú Unibanco S.A.	100118040006000	R$50.000.000,00
48.	Itaú Unibanco S.A.	100118040006100	R$50.000.000,00
49.	Itaú Unibanco S.A.	100118040006200	R$50.000.000,00
50.	Itaú Unibanco S.A.	100118040006300	R$50.000.000,00
51.	Itaú Unibanco S.A.	100118040006400	R$50.000.000,00
52.	Itaú Unibanco S.A.	100118040006600	R$50.000.000,00

Continuation of “Bank Credit Note No. [•]”.

53.	Itaú Unibanco S.A.	100118040006700	R$57.000.000,00
54.	Banco MUFG Brasil S.A.	201800825	R$25.000.000,00
55.	Banco MUFG Brasil S.A.	201800826	R$25.000.000,00
56.	Banco MUFG Brasil S.A.	201800827	R$25.000.000,00
57.	Banco MUFG Brasil S.A.	201800828	R$25.000.000,00
58.	Banco MUFG Brasil S.A.	201800829	R$25.000.000,00
59.	Banco MUFG Brasil S.A.	201800830	R$25.000.000,00
60.	Banco MUFG Brasil S.A.	201800831	R$28.500.000,00
61.	Banco Safra S.A.	6354932	R$60.000.000,00
62.	Banco Safra S.A.	6354941	R$60.000.000,00
63.	Banco Safra S.A.	6354860	R$55.000.000,00
64.	Banco Santander (Brasil) S.A.	000270159718	R$25.000.000,00
65.	Banco Santander (Brasil) S.A.	000270159918	R$25.000.000,00
66.	Banco Santander (Brasil) S.A.	000270160018	R$25.000.000,00
67.	Banco Santander (Brasil) S.A.	000270160118	R$25.000.000,00
68.	Banco Santander (Brasil) S.A.	000270160218	R$25.000.000,00
69.	Banco Santander (Brasil) S.A.	000270160318	R$25.000.000,00
70.	Banco Santander (Brasil) S.A.	000270160418	R$25.000.000,00
71.	Banco Votorantim S.A.	121347-0	R$25.000.000,00
72.	Banco Votorantim S.A.	121348-4	R$25.000.000,00
73.	Banco Votorantim S.A.	121349-8	R$25.000.000,00
74.	Banco Votorantim S.A.	121350-1	R$25.000.000,00
75.	Banco Votorantim S.A.	121351-5	R$25.000.000,00
76.	Banco Votorantim S.A.	121352-2	R$25.000.000,00
77.	Banco Votorantim S.A.	121353-7	R$25.000.000,00

	Total		R$3.381.000.000,00

2